Exhibit 10.1

Execution Draft

ANCHOR SHIPPER GAS GATHERING AGREEMENT FOR
NORTHERN PENNSYLVANIA

By and Among

APPALACHIA MIDSTREAM SERVICES, L.L.C.,

AND

EPSILON ENERGY USA, INC.

Dated Effective January 1, 2024

TABLE OF CONTENTS

1.	Definitions	1
2.	Term	10
3.	Dedication	10
3.1	Dedication of Gas	10
3.2	Sale of Dedicated Production	11
3.3	Reservations of Shipper	11
4.	Gatherer Services and Fees	11
4.1	Gathering Fee	12
4.2	Special Provisions for Crossflow Gas	12
4.3	Compression Fee	13
4.4	Electric Compression Fuel	15
4.5	Escalation of Gathering Fees, Crossflow Fees, Compression Fees and Late Connection Discount	15
5.	Shipper Voting	16
5.1	Voting Procedure	16
5.2	Required Approvals	16
5.3	Changes to Anchor Shippers or Voting Percentages	17
6.	Well Connections; Pipeline and Meter Upgrades	17
6.1	Dedicated Wells	17
6.2	Unutilized Well Connections	19
6.3	Pipeline and Meter Upgrades	20
6.4	Loyalsock GGS	21
6.5	Non-Dedicated Wells	21
7.	Nominations and Balancing	21
7.1	Nominations	21
7.2	Imbalances	22
8.	Curtailment	24
8.1	Capacity Curtailment	24
8.2	Market Curtailment	25
8.3	Restrictions	26
9.	Measurement and Commingling	26

9.1	Right to Commingle	26
9.2	Fuel Allocation	26
9.3	Lost Gas	26
9.4	Fuel and Lost Gas Maximum Amounts	26
9.5	Receipt Points	27
9.6	Gas Lift	27
9.7	Delivery Points	27
9.8	Measurement Standards	28
10.	Gas Quality	28
10.1	Specifications	28
10.2	Non-Conforming Gas	28
10.3	Downstream Pipeline with More Stringent Quality Specifications	29
11.	Gas Pressure	29
11.1	Shipper’s Delivery Obligations	29
11.2	Gatherer’s Obligations and Rights	29
12.	Billings, Payments and Audit	31
12.1	Invoice	31
12.2	Audit	31
13.	Notices	31
14.	Force Majeure	32
14.1	Excuse for Performance	32
14.2	Notice of Force Majeure	32
14.3	Diligent Attempt to Remove Cause	32
14.4	Definition of Force Majeure	32
15.	Regulations and Choice of Law	33
16.	Warranty	33
17.	Indemnity	33
17.1	Definitions	33
17.2	General	34
17.3	Gatherer’s Indemnity	35
17.4	Shipper’s Indemnity	35
17.5	Pollution and Hazardous Materials and Substances	36

ii

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

17.6	Liability to Third Parties	36
17.7	Risk of Loss	36
18.	Dispute Resolution Procedures	37
18.1	Consolidation of Multiple Disputes	37
18.2	Initiation of Dispute Resolution	37
18.3	Responsibility for Costs	38
18.4	Hearing Location; Reasonable Discovery	38
18.5	Interruption of Statutes of Limitation	38
18.6	Temporary Injunctive Relief; Enforcement of Award in Court	38
18.7	Enforcement of Indemnity Rights	38
19.	Miscellaneous	39
19.1	Confidentiality	39
19.2	Amendment	39
19.3	Waiver	39
19.4	Taxes	39
19.5	Additional or Subsequent Taxes	39
19.6	Changes to Law	40
19.7	Assignment	40
19.8	Access	41
19.9	Severability	41
19.10	Royalties	41
19.11	Anti-Corruption and Facilitation Payments	41
19.12	Counterpart Execution	41
19.13	Entire Agreement	41
19.14	Planning	41
19.15	Prior Agreement and Dedication	42

iii

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

THIS ANCHOR SHIPPER GAS GATHERING AGREEMENT FOR NORTHERN PENNSYLVANIA is effective January 1, 2024 (“Effective Date”), by and among APPALACHIA MIDSTREAM SERVICES, L.L.C., an Oklahoma limited liability company (“Gatherer”), Epsilon Energy USA, Inc. (“Shipper”). Gatherer and Shipper may be referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, Shipper owns and/or controls interests in Wells in the Dedicated Area, including the right to market Gas produced from such Wells;

WHEREAS, Gatherer is operator of certain gas gathering systems in and around the Dedicated Area on behalf of the owners of such systems;

WHEREAS, the Parties entered into that certain Anchor Shipper Gas Gathering Agreement for Northern Pennsylvania dated effective January 1, 2012 (as amended from time to time, the “Prior Agreement”), which, contemporaneous with the execution of this Agreement, the Parties have terminated; and

WHEREAS, the Parties now desire to enter into a new agreement for the gathering of Shipper’s Gas on the Systems.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby confessed and acknowledged), the Parties agree as follows:

1.Definitions. Unless otherwise specifically provided, the following terms and their respective meanings will apply throughout this Agreement.

1.1	“AAA” has the meaning set forth in Section 18.
1.2

“Actual Suction Pressure” means, for a given Month, the sum of the daily average pressures (measured in Psig) at the inlet separator for each compression facility in operation on a common suction system divided by the number of days in the given Month and further divided by the number of compression facilities in operation on that common suction system.

1.3	“Affiliate” means any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with another Person.
1.4	“Aggregated Delivery Points” has the meaning set forth in Section 7.2.
1.5	“Agreement” means this Anchor Shipper Gas Gathering Agreement for Northern

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Pennsylvania and any attachments, exhibits, supplements, modifications, special provisions, or amendments thereto.

1.6	“Alternative Gathering Proposal” has the meaning set forth in Section 6.4.
1.7

“Anchor Shippers” for each System means the parties listed in Exhibit A, each such party’s successors, and each party that is assigned all or part of a Voting Percentage as permitted in this Agreement.

1.8	“Anchor Shipper Gas Gathering Agreement” shall mean a gas gathering agreement between Gatherer and an Anchor Shipper for a System.
1.9	“Annual Adjustment Date” has the meaning set forth in Section 4.5.
1.10	“Auburn GGS” means the System located within the Target System Boundary set forth in Exhibit B-7.
1.11

“Blocking Vote” means, with respect to any System, the negative Vote of two (2) or more Voting Shippers who collectively hold at least thirty percent (30%) of all Voting Percentages, provided that a Blocking Vote of multiple Affiliates will be aggregated as one (1) Voting Shipper with a single vote.

1.12	“British Thermal Unit” or “Btu” means the amount of heat required to raise the temperature of one pound of water from fifty nine degrees (59°) to sixty degrees (60°) Fahrenheit.
1.13	“Business Day” means a Day on which the Federal Reserve System is open for the transaction of business.
1.14	“Cap Exceedance” has the meaning set forth in Section 9.4.
1.15	“Cash Out Price” has the meaning set forth in Section 7.2.3.
1.16	“Claim” or “Claims” has the meaning set forth in Section 17.1.1.
1.17	“Claimant” has the meaning set forth in Section 18.2.
1.18	“Compression Fee” has the meaning set forth in Section 4.3.
1.19	“Compression Ratio” or “CR” means the discharge pressure for a particular compression facility expressed in Psia divided by the suction pressure expressed in Psia.
1.20	“Connection Costs” means the reasonable and actual costs and expenses incurred

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

by Gatherer, or an Affiliate of Gatherer, related to the connection of a Dedicated Well to a System. Such Connection Costs will include, without limitation, capital expenditures, cost of capital, direct and indirect internal labor costs, taxes, direct and indirect internal costs and expenses, and out of pocket third-party costs.

1.21	“Connection Deadline” has the meaning set forth in Section 6.1.
1.22	“Connection Request” has the meaning set forth in Section 6.1.
1.23	“Connection Request Date” has the meaning set forth in Section 6.1.
1.24	“Control”, “Controls” or “Controlled” means, with respect to a Person, the right to exercise or cause the exercise of more than fifty percent (50%) of the voting rights.
1.25	“CPI-U Index” means the Consumer Price Index – All Urban Consumers, U.S. City Average, All Items, as published by the United States Department of Labor Bureau of Labor Statistics.
1.26

“Credit-Worthy Assignee” means a Person who, or whose obligations are guaranteed by a Person who, either: (a) has a long term non-credit enhanced corporate credit rating of at least “BB” by Standard & Poor’s or a corporate family rating of at least “Ba2” by Moody’s; or (b) if such Person does not have any long term unsecured and non-credit enhanced debt credit rating by either Standard & Poor’s or Moody’s, has produced to Gatherer information sufficient to demonstrate to the reasonable satisfaction of Gatherer that the creditworthiness of such Person is equivalent to a Person that possesses such rating.

1.27	“Crossflow Fee” or “Crossflow Fees” has the meaning set forth in Section 4.2.5.
1.28

“Cubic foot of Gas” or “Cubic feet of Gas” means the volume of Gas contained in one (1) cubic foot of space at a standard pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia) as required by this Agreement and at a temperature of sixty degrees (60°) Fahrenheit.

1.29	“Curtailment” has the meaning set forth in Section 6.3.2.
1.30	“Day” means a period of twenty-four (24) consecutive hours beginning and ending at the Standard Time Zone Hour. The reference date for any Day will be at the beginning of such Day.
1.31	“Dedicated Area” means the geographic areas within the Target System Boundaries set forth in the maps in Exhibit B-1 through Exhibit B-7.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

1.32	“Dedicated Production” has the meaning set forth in Section 3.1.
1.33	“Dedicated Well” means any Well that is now completed or may be hereafter completed with a surface location within the Dedicated Area and in which Shipper or its Affiliates own a working interest.
1.34	“Deemed Compression Stages” has the meaning set forth in Section 4.3.1.
1.35	“Delivery Assets” has the meaning set forth in Section 9.7.
1.36	“Delivery Point Project Plan” has the meaning set forth in Section 9.7.1.
1.37	“Delivery Point Request” has the meaning set forth in Section 9.7.1.
1.38

“Delivery Points” means the inlet of the Gas measurement facilities at the existing or future interconnections between the System and the facilities of a Third Party Transporter where Dedicated Production is delivered to Third Party Transporter for Shipper’s account.

1.39

“Design Suction Pressure” means the target design pressure (measured in Psig), mutually agreed to by Shipper and Gatherer, for a System or the Granville Compressor Facility or the Stonehouse Compressor Facility. For a System, the Design Suction Pressure means the target design pressure at the inlet separator for each compression facility on a common suction system (excluding the Granville Compressor Facility in the case of the Liberty GGS, and the Stonehouse Compressor Facility in the case of the Auburn GGS). For the Granville Compressor Facility and the Stonehouse Compressor Facility, the Design Suction Pressure means the target design pressure at the inlet separator for those compression facilities, respectively.

1.40	“Dispute” has the meaning set forth in Section 18.
1.41	“Effective Date” has the meaning set forth in the preamble of this Agreement.
1.42	“EFM” has the meaning set forth in Exhibit H.
1.43	“Existing Agreements” has the meaning set forth in Section 3.1.
1.44	“Extended DSP Exceedance” has the meaning set forth in Section 6.3.3.
1.45	“Facility Upgrade” has the meaning set forth in Section 6.3.1.
1.46	“Facility Upgrade Scope” has the meaning set forth in Section 6.3.1.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

1.47	“Force Majeure” has the meaning set forth in Section 14.4.
1.48

“Fuel” means Gas used by Gatherer, or a sub-contractor to Gatherer, to operate compressors, dehydrators, treaters, and related equipment and facilities on, or to vent, relieve, or blowdown equipment and facilities of the Systems.

1.49

“Gas” or “Natural Gas” means all hydrocarbons produced from the Wells or otherwise, including casinghead Gas, together with all liquefiable hydrocarbon components thereof and all concomitant gaseous substances produced from the Wells or otherwise, including, but not limited to, nitrogen, carbon dioxide and contained helium, but excluding crude oil and condensate recovered by Shipper at the Wells before the Receipt Point by ordinary mechanical separation means.

1.50	“Gas Lift Meter” has the meaning set forth in Section 9.6.
1.51	“Gas Measurement Standards” has the meaning set forth on Exhibit H.
1.52	“Gas Quality Specifications” has the meaning set forth in Section 10.1.
1.53	“Gatherer” has the meaning set forth in the preamble of this Agreement.
1.54	“Gatherer Indemnitees” has the meaning set forth in Section 17.1.3.
1.55	“Gathering Fee” means the fee charged per MMBtu by Gatherer to Shipper for wellhead or system gathering services inclusive of dehydration but not including compression.
1.56	“General Crossflow Fee” has the meaning set forth in Section 4.2.1.
1.57

“GPA” or “Gas Processors Association” means an organization of companies engaged in the processing of natural Gas into merchantable pipeline Gas, volume movement or further processing of liquid products from natural Gas.

1.58	“Granville Compression Fee” has the meaning set forth in Section 4.3.
1.59	“Granville Compressor Facility” or “Granville CF” means that certain compressor facility that is part of the Liberty GGS and identified in Exhibit B-1.
1.60	“Greenhouse Gas Credits” has the meaning set forth in Section 19.6.
1.61

“Gross Heating Value” means the total Btu content for a Standard Cubic Foot of Gas on a dry basis as determined by calculation from a compositional analysis using physical properties of Gases at 14.73 psia and sixty degrees Fahrenheit (60° F), as

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

prescribed by the latest version of GPA 2172.

1.62	“Imbalance” has the meaning set forth in Section 7.2.
1.63	“Initial Request Date” has the meaning set forth in Section 6.1.
1.64	“Initial Term” has the meaning set forth in Section 2.
1.65	“Late Connection Discount” means $0.05/MMbtu subject to escalation as set forth in Section 4.5.
1.66

“Law” means all applicable and valid orders, laws, rules and regulations of duly constituted governmental authorities having jurisdiction or control over the Parties, their facilities or Gas supplies, this Agreement, or any provisions hereof.

1.67	“Liberty GGS” means the System located within the Target System Boundary set forth in Exhibit B-1.
1.68	“Litchfield GGS” means the System located within the Target System Boundary set forth in Exhibit B-4.
1.69

“Lost Gas” means any Gas lost or unaccounted for incident to the operations of the Systems, including, but not limited to, lost or unaccounted for gas resulting from leakage, discrepancies due to meter inaccuracies or variations of temperature or pressure.

1.70	“Loyalsock GGS” means the System located within the Target System Boundary set forth in Exhibit B-2.
1.71	“Market” has the meaning set forth in Section 8.2.
1.72	“Mcf” means one thousand (1,000) cubic feet.
1.73

“Midstream Gas Gathering Assets” means Gas pipelines, Gas measurement facilities, Gas compressors, dehydrators, and any treating or related facilities, buildings with contents, surface leases and rights-of-way, used for the gathering of Gas.

1.74	“MMBtu” means one million (1,000,000) British Thermal Units.
1.75	“MMcf” means one million (1,000,000) cubic feet.
1.76	“MMcfd” means one million (1,000,000) cubic feet per Day.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

1.77	“Month” means the period beginning the Standard Time Zone Hour on the first Day of the calendar month and ending at the Standard Time Zone Hour on the first Day of the next succeeding calendar month.
1.78	“Negative Imbalance” has the meaning set forth in Section 7.2.
1.79	“Non-Conforming Gas” has the meaning set forth in Section 10.2.
1.80	“Non-Conforming Knowledge Items” has the meaning set forth in Section 10.2.
1.81	“Notice Deadline” has the meaning set forth in Section 10.2.
1.82	“OBA” has the meaning set forth in Section 7.2.
1.83	“Other Producer Group” has the meaning set forth in Section 17.1.4.
1.84	“Overfield Crossflow Fee” has the meaning set forth in Section 4.2.4(b).
1.85	“Overfield GGS” means the System located within the Target System Boundary set forth in Exhibit B-5.
1.86	“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.
1.87

“Person” means any individual or entity, including any corporation, limited liability company, joint venture, joint stock company, general or limited partnership, trust, agency, association, organization, governmental authority or entity.

1.88	“Positive Imbalance” has the meaning set forth in Section 7.2.
1.89	“PRA” has the meaning set forth in Section 6.1.3.
1.90	“Prior Agreement” has the meaning given in the recitals.
1.91	“Priority 1 Gas” has the meaning set forth in Section 8.1.3.
1.92	“Priority 2 Gas” has the meaning set forth in Section 8.1.2.
1.93	“Priority 3 Gas” has the meanings set forth in Section 8.1.1.
1.94	“Psi” means pounds per square inch.
1.95	“Psia” means pounds per square inch absolute.
1.96	“Psig” means pounds per square inch gauge.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

1.97	“Purchaser” has the meaning set forth in Section 3.2.
1.98	“Quarter” means the period beginning on the first Day of a calendar quarter and ending immediately prior to the commencement of the first Day of the next calendar quarter.
1.99

“Reasonable and Prudent Operator” means an operator who conducts its operations in a commercially reasonable, proper and workmanlike manner in accordance with methods and practices customarily used in the natural gas industry, and with that degree of diligence reasonably and ordinarily exercised by an experienced, prudent operator engaged in a similar activity under the same or similar circumstances.

1.100	“Receipt Point” means the inlet of Gatherer’s existing or future Gas measurement facilities on the Systems where Gatherer receives Dedicated Production.
1.101	“Receipt Point Volume” means the Shipper’s gross metered volume at a Receipt Point, expressed in MMBtu.
1.102	“REGARDLESS OF FAULT” has the meaning set forth in Section 17.1.5.
1.103	“Rejected Well” has the meaning set forth in Section 6.1.
1.104	“Renewal Term” has the meaning set forth in Section 2.
1.105	“Respondent” has the meaning set forth in Section 18.2.
1.106	“Rome GGS” means the System located within the Target System Boundary set forth in Exhibit B-3.
1.107	Shipper” has the meaning set forth in the preamble of this Agreement.
1.108	“Shipper Indemnitees” has the meaning set forth in Section 17.1.2.
1.109	“Shipper Installed Asset” has the meaning set forth in Section 6.1.2.
1.110	“Shipper Pipeline” has the meaning set forth in Section 6.5.
1.111	“Shipper Supermajority Approval” means with respect to any:

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

1.111.1 System with two (2) Voting Shippers, the affirmative vote of both Voting Shippers; or

1.111.2 System with three (3) or more Voting Shippers, a Vote in which there is not a Blocking Vote.

1.112	“Shipper’s Loyalsock Interests” has the meaning set forth in Section 6.4.
1.113	“Shipper’s TIL Schedule” has the meaning set forth in Section 6.3.1.
1.114	“Smithfield GGS” means the System located within the Target System Boundary set forth in Exhibit B-6.
1.115

“Standard Cubic Foot” means the volume of Gas occupying one cubic foot of space when such Gas is at a base temperature of sixty degrees Fahrenheit (60° F) and a base pressure of 14.73 psia, and is calculated in accordance with American Petroleum Institute MPMS Chapter 14.3.

1.116	“Standard Time Zone Hour” means 10:00 a.m. Eastern Time.
1.117	“Stonehouse Compressor Facility” or “Stonehouse CF” means that certain compressor facility that is part of the Auburn GGS and identified in Exhibit B-7.
1.118	“Stonehouse Compression Fee” has the meaning set forth in Section 4.3.
1.119

“Super-System” means the combination of two or more Systems for the purpose of facilitating combined Fuel and Lost Gas, and Gas volume allocations and nominations over a wider area. The initial Super-Systems are described in Exhibit C.

1.120

“System” means a group of inter-related Midstream Gas Gathering Assets operated by Gatherer that are located within a single Target System Boundary. The Systems are set forth in Exhibit B. Exhibit B will be updated to reflect changes made under the terms of this Agreement.

1.121	“Target System Boundary” means the geographic area within which a System will be constructed. The Target System Boundaries are set forth in Exhibit B.
1.122	“Thermal Equivalent” or “Thermally Equivalent” means an equal number of Btus.
1.123	“Third Party” means all Persons other than Shipper Indemnitees and Gatherer Indemnitees.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

1.124	“Transporter” means the owner of pipeline facilities downstream of the inlet of the Gas measurement facilities for the Delivery Points.
1.125	“Vote” means a written ballot or written statement duly executed by a Voting Shipper that indicate approval or disapproval of a matter with respect to a particular System.
1.126	“Voting Percentage” means the voting percentage for each Anchor Shipper set forth in Exhibit A.
1.127	“Voting Request” has the meaning set forth in Section 5.1.
1.128

“Voting Shipper” means an Anchor Shipper and its Affiliates that hold an aggregated amount of at least eight percent (8%) of all Voting Percentages and has Dedicated Production on the System for which a Vote is being held.

1.129	“Well” means any well classified as a Gas well or an oil well by the governmental authority having jurisdiction.
1.130

“Year” means, unless the context provides otherwise, the period commencing at the beginning of the Day that commences on January 1 of each calendar year and continuing through the end of the Day that commences on December 31 of the same calendar year.

2.Term. The term of this Agreement commences on the Effective Date and will remain in full force and effect for an initial term expiring on December 31, 2033 (the “Initial Term”). Following the Initial Term, this Agreement shall continue in effect on a Year-to-Year basis thereafter (each a “Renewal Term”), however, either Party may terminate this Agreement effective at the end of the Initial Term or any Renewal Term by providing written notice to the other Party at least one hundred eighty (180) Days prior to the expiration of the Initial Term or such Renewal Term, as applicable.

3.Dedication.

3.1Dedication of Gas. Subject to the exclusions from dedication in Exhibit D-1 and the reservations of Shipper in Section 3.3, Shipper and its Affiliates dedicate to this Agreement and agree to deliver to the Receipt Points all of their respective owned or controlled Gas produced from all Dedicated Wells (collectively, “Dedicated Production”). Shipper represents and warrants that, as of the Effective Date, other than those agreements described (and to the extent described) on Exhibit D-2 (the “Existing Agreements”), the Dedicated Production under this Agreement is not subject to any dedication and is not otherwise subject to any gas gathering agreement or other commitment or arrangement that would require or permit the Dedicated

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Production to be gathered on any other gathering system. Shipper and its Affiliates retain the right to contract Dedicated Production downstream of the Systems after Gatherer re-delivers Dedicated Production to Shipper at the Delivery Point(s).

3.2Sale of Dedicated Production. Notwithstanding the foregoing, Shipper, and its Affiliates, reserve the right to sell the Dedicated Production, Dedicated Wells or the underlying mineral leases or interests to any other party (referred to as “Purchaser”) so long as Purchaser is subject to and agrees in writing to assume, comply with and perform all of the obligations of Shipper contained in this Agreement. Such assignment will be subject to Section 19.7. If the Dedicated Production, Dedicated Wells or the mineral leases or mineral interests underlying the Dedicated Production are sold to a Purchaser in compliance with the provisions of this Section 3.2, Gatherer will remain obligated to fulfill Gatherer’s obligations under this Agreement.

3.3Reservations of Shipper. Shipper reserves the following rights under this Agreement:

3.3.1Sole discretion to determine the appropriate flow rate (which flow rate may be zero) for any Well producing for or on behalf of Shipper or its Affiliate;

3.3.2The right to install any wellhead compression;

3.3.3The right to retain all condensates, distillates, drip gas and any other liquids that are recovered in Shipper’s system upstream of the Receipt Points;

3.3.4The right to retain the net proceeds from the sale of all condensates, distillates, drip gas and any other liquids that are recovered in Gatherer’s System downstream of the Receipt Points and marketed by Gatherer on behalf of Shipper less all Third Party costs for collection, removal and transport of said products; and

3.3.5The exclusive right to process Gas for extraction of natural gas liquids and other liquid hydrocarbons downstream of Receipt Points. Gatherer has no right to such liquids or to install facilities for the removal of such liquids beyond industry standard mechanical separation or to condition fuel gas as needed for operations.

4.Gatherer Services and Fees. Subject to the terms of this Agreement, Gatherer will receive, accept and gather the Dedicated Production at the Receipt Points, and deliver the Dedicated Production at the Delivery Points, less applicable Fuel and Lost Gas. Except as set forth in Section 6.5.4, all Gas received into a System by Gatherer at a Receipt Point will flow on such System as Priority 1 Gas. Gatherer is not required to take Gas if accepting such Gas would, in Gatherer’s opinion, reasonably exercised, create a safety, environmental, or operational hazard. The fees for the foregoing services are determined as follows:

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

4.1Gathering Fee. For all of Shipper’s Gas received by Gatherer at the Receipt Points, Shipper will pay Gatherer the applicable Gathering Fee set forth in Exhibit C multiplied by the Receipt Point Volume.

4.2Special Provisions for Crossflow Gas. In addition, the following special provisions will apply:

4.2.1All Gas from the Smithfield GGS that flows into the Liberty GGS will flow on the Liberty GGS as Priority 1 Gas and will incur an additional fee equal to $X.XX [Redacted – not relevant to EPSN] per MMBtu (the “General Crossflow Fee”) and one hundred percent (100%) of the Compression Fee for the Granville Compressor Facility.

4.2.2All Gas from the Litchfield GGS that flows into the Rome GGS will flow on the Rome GGS as Priority 1 Gas and will incur an additional fee equal to the General Crossflow Fee and one hundred percent (100%) of the Compression Fee for the Rome GGS.

4.2.3The Rome GGS will be interconnected with the Auburn GGS and Gas may flow in either direction between such Systems subject to the following terms:

(a)At Gatherer’s sole cost and expense, Gatherer will install a bidirectional meter at the interconnect within eighteen (18) months after the Effective Date.

(b)All Gas from the Rome GGS that flows into the Auburn GGS will flow on the Auburn GGS as Priority 2 Gas and will incur an additional fee equal to $0.11875 per MMBtu (the “Auburn Crossflow Fee”) and one hundred percent (100%) of the Compression Fee for the Auburn GGS.

(c)All Gas from the Auburn GGS that flows into the Rome GGS will flow on the Rome GGS as Priority 2 Gas and will incur an additional fee equal to the General Crossflow Fee and one hundred percent (100%) of the Compression Fee for the Rome GGS.

4.2.4The Rome GGS will be interconnected with the Overfield GGS and Gas may flow in either direction between such Systems subject to the following terms:

(a)At Gatherer’s sole cost and expense, Gatherer will install a bidirectional meter at the interconnect within eighteen (18) months after the Effective Date.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

(b)All Gas from the Rome GGS that flows into the Overfield GGS will flow on the Overfield GGS as Priority 2 Gas and will incur an additional fee equal to $0.025 per MMBtu (the “Overfield Crossflow Fee”) and one hundred percent (100%) of the Compression Fee for the Overfield GGS.

(c)All Gas from the Overfield GGS that flows into the Rome GGS will flow on the Rome GGS as Priority 2 Gas and will incur an additional fee equal to the General Crossflow Fee and one hundred percent (100%) of the Compression Fee for the Rome GGS.

4.2.5As used herein, the General Crossflow Fee, the Overfield Crossflow Fee, and the Auburn Crossflow Fee are sometimes collectively referred to herein as the “Crossflow Fees” and each a “Crossflow Fee.” For the avoidance of doubt, Gas that flows into two (2) or more Systems will incur the Crossflow Fees applicable to each Crossflow interconnect traversed and the Compression Fee applicable to the System on which such Gas is delivered to a Delivery Point (or, in the case of Gas that flows from the Smithfield GGS into the Liberty GGS, the Compression Fee applicable to the Granville Compressor Facility).

4.3Compression Fee. For all of Shipper’s Gas received by Gatherer at the Receipt Points that receive compression prior to delivery to a Delivery Point, Shipper will pay Gatherer the applicable compression fee, which shall be based on the number of Deemed Compression Stages for the Design Suction Pressure of the applicable System, as shown on the below table (the “Compression Fee”). Notwithstanding the foregoing, (i) for Gas that receives compression at the Granville Compressor Facility prior to delivery to a Delivery Point, or that flows from the Smithfield GGS into the Liberty GGS in accordance with Section 4.2.1, Shipper will pay Gatherer a compression fee based on the number of Deemed Compression Stages for the Design Suction Pressure of the Granville Compressor Facility (the “Granville Compression Fee”), and (ii) for Gas that receives compression at the Stonehouse Compressor Facility, Shipper will pay Gatherer a compression fee based on the number of Deemed Compression Stages for the Design Suction Pressure of the Stonehouse Compressor Facility, and such fee shall be paid in addition to the Compression Fee applicable to the Auburn GGS (the “Stonehouse Compression Fee”). As used herein, “Compression Fees” includes the Granville Compression Fee and the Stonehouse Compression Fee. The initial Compression Fees as of the Effective Date are set forth on Exhibit C. The Compression Fees will be subject to escalation in accordance with Section 4.5. If compression services are not provided on a System, no Compression Fee will be incurred on such System.

Deemed Compression Stages	Compression Fee ($/MMbtu)
0.5	$0.0498

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Deemed Compression Stages	Compression Fee ($/MMbtu)
1	$0.0997
1.5	$0.1495
2	$0.1994
2.5	$0.2493
3	$0.2991
3.5	$0.3489
4	$0.3987

4.3.1For Systems with expected pressures at Delivery Points greater than or equal to 900 Psig and less than or equal to 1300 Psig, the stages assumed for each System will be based on the following Design Suction Pressures (“Deemed Compression Stages”):

Design Suction Pressure	Deemed Compression Stages	Acceptable Design Suction Pressure Increments
>= 30.0 Psig and <= 50.0 Psig	3.0	10 psi
> 50.0 Psig and <= 100.0 Psig	2.5	20 psi
> 100.0 Psig and <=200.0 Psig	2.0	25 psi
> 200.0 Psig and <= 350.0 Psig	1.5	25 psi
> 350.0 Psig and <= 600.0 Psig	1.0	50 psi
> 600.0 Psig	.5	50 psi

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

The Deemed Compression Stages above will also apply to the Granville Compressor Facility and the Stonehouse Compressor Facility.

4.3.2For Systems with a Design Suction Pressure or an expected Delivery Point pressure that falls outside of Section 4.3.1, the Deemed Compression Stages assumed for such Systems will be discussed and mutually agreed to by Shipper and Gatherer, but shall generally be based on the expected Compression Ratio for the service provided as follows:

Compression Ratio (“CR”)	Deemed Compression Stages
CR >= 40.0	4.0
27.0 <= CR < 40.0	3.5
15.0 <= CR < 27.0	3.0
9.0 <= CR < 15.0	2.5
5.0 <= CR < 9.0	2.0
3.3 <= CR < 5.0	1.5
1.9 <= CR < 3.3	1.0
CR < 1.9	0.5

4.4Electric Compression Fuel. If Gatherer installs electric compression, Gatherer shall install electric metering for the compression to measure compression electricity separately from the remainder of electricity used elsewhere in Gatherer’s facilities. Gatherer shall bill Shipper for its respective allocated portion of electric costs used for electric compression of Shipper’s Gas each month.

4.5Escalation of Gathering Fees, Crossflow Fees, Compression Fees and Late Connection Discount. Each the Gathering Fee, Crossflow Fee, Compression Fee and Late Connection Discount will be adjusted (positive only) effective as of January 1, 2025, and as of each January 1 thereafter during the Initial Term of this Agreement and any subsequent Renewal Term (each such date, an “Annual Adjustment Date”) in proportion to the percentage increase of the CPI-U Index during the most recent twelve (12) month period for which data is available as of the Annual Adjustment Date. In no event will the adjustment result in: (a) a decrease in any Gathering Fee, Crossflow Fee, Compression Fee or Late Connection Discount in effect during the Year immediately prior to such adjustment, or (b) an increase in any Gathering Fee, Crossflow Fee, Compression Fee or Late Connection Discount of more than five percent (5%) of such fee or discount, as applicable, in effect during the Year immediately prior to such adjustment. In the event the CPI-U Index ceases to be published without a designated replacement index, the Anchor

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Shippers (by Shipper Supermajority Approval) and Gatherer will mutually agree to an alternative price index reasonably similar to the CPI-U Index.

5.Shipper Voting.

5.1Voting Procedure. Gatherer may submit a written request for a Vote (“Voting Request”) to all Voting Shippers in each of the Systems to which the Voting Request applies for any matter requiring a Shipper approval pursuant to this Agreement. Each Voting Shipper will, within ten (10) Business Days after receipt of the Voting Request, return its Vote to Gatherer. If a Voting Shipper fails to return its Vote within such ten (10) Business Day period, the Voting Shipper will be deemed to have voted in favor of the matter in the Voting Request and Gatherer will send written notice of the deemed affirmative vote to such Voting Shipper. The Voting Shipper will have five (5) Business Days after receipt of the notice to revoke such deemed affirmative vote by written notice to Gatherer. If the Voting Shipper does not revoke the deemed affirmative vote within such time, the affirmative vote will be irrevocable. When a matter requiring Shipper Supermajority Approval is approved by Shipper Supermajority Approval, the matter is binding on all Anchor Shippers. Gatherer will furnish the results of the Votes to all Voting Shippers in the applicable System within ten (10) Days after receiving Votes (including an irrevocable deemed vote) representing either Shipper Supermajority Approval or a Blocking Vote. Shipper authorizes Gatherer to furnish a copy of Shipper’s Vote to the other Voting Shippers on any matter. At the Gatherer’s election, this process may be completed electronically.

5.2Required Approvals. Without Shipper Supermajority Approval from Voting Shippers on each System affected, Gatherer may not take any of the following actions:

5.2.1Change any Target System Boundary.

5.2.2Merge two or more Systems into a single System.

5.2.3Create a Super-System or change the Systems that make up the composition of any Super-System.

5.2.4Install electric compression that will cause electric compression to exceed 25% of the total compression horsepower on a System.

5.2.5Lower Design Suction Pressure on a System, at the Granville Compressor Facility, or at the Stonehouse Compressor Facility (in each case subject to Section 11.2.4) or raise Design Suction Pressure for more than thirty (30) consecutive Days on a System, at the Granville Compressor Facility, or at the Stonehouse Compressor Facility.

5.2.6Change a gas price index that is the basis for Fuel and Lost Gas payments or the settlement of cash out Imbalances.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

5.2.7Utilize a third party’s gathering system to sub-contract services contemplated herein.

5.2.8Add a Receipt Point that is not operated by Gatherer.

5.2.9Designate an alternative price index pursuant to Section 4.5.

5.2.10Install a new or expanded Delivery Point pursuant to a Delivery Point Project Plan pursuant to Section 9.7.1.

5.2.11Implement a proposal to bring Non-Conforming Gas into conformity with the Gas Quality Specifications subject to Shipper’s reimbursement of Gatherer’s increased costs associated with such proposal pursuant to Section 10.2.

5.2.12 Implement a proposal for Shipper to continue to flow Non-Conforming Gas subject to Shipper’s reimbursement of Gatherer’s increased costs associated with such proposal pursuant to Section 10.2.

5.3Changes to Anchor Shippers or Voting Percentages. Shipper may assign all or part of Shipper’s Voting Percentage to any party that is also assigned a similar percentage interest in the right to own or receive Dedicated Production, and Shipper may not otherwise assign its Voting Percentage. If Shipper assigns any of Shipper’s Voting Percentages to another party as provided in the foregoing sentence, Shipper will notify Gatherer of the assignment and portion of its Voting Percentage assigned to the other party. If Gatherer receives notice from any Anchor Shipper of an assignment of Voting Percentage, Gatherer will update Exhibit A and send the updated Exhibit to Anchor Shippers.

6.Well Connections; Pipeline and Meter Upgrades.

6.1Dedicated Wells. Any request by Shipper for Gatherer to connect a Dedicated Well to a System will be in writing and will contain the following with respect to the subject Well: the location, Shipper’s best estimate of the date of first production, and production forecast information (“Connection Request”). As soon as practicable, but no later than sixty (60) Days after Gatherer receives a complete written Connection Request (the “Initial Request Date”), Gatherer will elect, by written notice to Shipper, whether or not Gatherer will connect the Dedicated Well. If Gatherer elects to connect the Dedicated Well, Gatherer will use reasonable commercial efforts to ensure that the Dedicated Well is connected to the System by: (a) the date requested by Shipper for such connection (“Connection Request Date”), provided, that the Connection Request Date shall not be sooner than eighteen (18) months from the Initial Request Date, or (b) if not connected by the Connection Request Date, as soon thereafter as practicable. If (i) Gatherer connects a Dedicated Well to the System on a date occurring on or after the date that is sixty (60) Days after the Connection Request Date (the “Connection Deadline”) and (ii) the

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

failure of Gatherer to make the pipeline available to receive Gas from the Dedicated Well prior to the Connection Deadline results in a delay in first production from the Dedicated Well, then Shipper shall receive a Late Connection Discount applied to all volumes of Gas delivered to the System from said Dedicated Well for a number of Days equal to the product of the number of days between the Connection Deadline (as such Connection Deadline may be extended as provided in this Section 6.1) and the date on which the pipeline is available to take Gas from the Dedicated Well multiplied by two (2), which fee discount shall be applied beginning on the date of first production for such Well. Notwithstanding the foregoing, the Connection Deadline shall be extended by the number of days (if any) for which Gatherer was delayed in connecting the Dedicated Well to the System as a result of an event of Force Majeure (as defined herein), the actions or omissions of Shipper or its Affiliates, or the breach of the obligations of Shipper under this Agreement. If within sixty (60) Days after receipt of a Connection Request, Gatherer has (a) failed to respond to Shipper’s Connection Request or (b) elected in writing to decline to connect the Dedicated Well (a “Rejected Well”), then Shipper may elect, by written notice or electronic mail to Gatherer, any of the following:

6.1.1Permanent Release. The Rejected Well, and any subsequent Well(s) drilled from the same Well pad as the Rejected Well, will be permanently released from the Dedicated Area.

6.1.2Shipper Installed Asset. The Shipper or its Affiliate may construct, at Shipper’s sole cost, a gas gathering system (a “Shipper Installed Asset”) to connect such Rejected Well to a System at a mutually agreeable location under the following conditions:

(a)Connection Location. Unless otherwise agreed, the connection location for the Rejected Well will be the nearest location on the System where Shipper can obtain reasonable access and a site sufficient for connection facilities.

(b)Custody Transfer. Gatherer will install custody transfer and measurement facilities at the connection location referenced above at Shipper’s sole cost.

(c)Fees. For the receipt of Gas from a Shipper Installed Asset into a System, Shipper will pay Gatherer a gathering fee equal to twenty-five percent (25%) of the in-effect Gathering Fee for the System, one hundred percent (100%) of the Compression Fee(s) for the System (and/or, if applicable, the Granville Compression Fee and/or the Stonehouse Compression Fee), and one hundred percent (100%) of the proportionate share of actual Fuel and Lost Gas on the System. Further, all Gas received by Gatherer from a Shipper Installed Asset will be subject to one hundred percent (100%) of the Crossflow Fees and Compression Fees described in Section 4.2 and Section 4.3, as applicable.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

(d)Subsequent Wells. Shipper may use the Shipper Installed Asset to gather Gas produced from any subsequent Well(s) drilled from the same Well pad as the Rejected Well.

(e)Purchase of Shipper Installed Asset. At any time within two (2) years after the initial flow of Gas (the “Initial Flow Date”) on the Shipper Installed Asset, Gatherer will have the option to purchase the Shipper Installed Asset for a purchase price equal to the total capital cost paid by Shipper for the construction of such Shipper Installed Asset plus simple interest on the amounts paid at the per annum rate equal to fifteen percent (15%) from the Initial Flow Date through the date of purchase. All interest will be computed for the actual number of Days elapsed at a per diem charge based on a year consisting of three hundred sixty-five (365) Days.

(f)Service Level. Gas produced from Wells with wellheads located within the Dedicated Area that flows into a System through a Shipper Installed Asset in accordance with this Section 6.1.2 will be considered Priority 1 Gas as defined in Section 8.1.3.

6.1.3Pipeline Reimbursement Agreement. Upon request of Shipper, Gatherer must prepare and deliver to Shipper an estimate of the costs to connect such Rejected Well. If Shipper agrees to execute a Pipeline Reimbursement Agreement in the form attached as Exhibit E (“PRA”) covering the connection of the Rejected Well based on the costs set forth in Gatherer’s estimate, Gatherer must enter into the PRA with Shipper and connect the Rejected Well within twenty-four (24) months from the Parties’ execution of the relevant PRA. If Gatherer fails to connect such Rejected Well within such twenty-four (24) month period, then in such case, Shipper shall receive a Late Connection Discount applied to all volumes of Gas delivered to the System from said Rejected Well for a number of Days equal to the product of the number of days between the date that is twenty-four (24) months from the Parties’ execution of the relevant PRA and the date on which the connection is available to take Gas from the Rejected Well multiplied by two (2), which fee reduction shall be applied beginning on the date of first production for such well.

6.2Unutilized Well Connections. If Gatherer connects a Dedicated Well to a System pursuant to a Connection Request and Shipper fails to deliver Gas to the new Well connection within eighteen (18) months after the later to occur of (i) the date on which such Well connection is ready to receive Gas, and (ii) the Connection Request Date for such Dedicated Well, then Shipper shall pay to Gatherer, without offset or deduction, an amount equal to (a) the Connection Costs to connect the Dedicated Well plus (b) any and all taxes and costs associated with lost or foregone depreciation, incident to reimbursement of the Connection Costs from Shipper to Gatherer. Such costs will be paid in accordance with the payment procedures of Section 12.1.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

6.3Pipeline and Meter Upgrades. Subject to this Section 6.3, Gatherer will construct and install upgrades to existing Well connection pipelines and measurement facilities reasonably requested by Shipper at Well pads at its sole cost and expense.

6.3.1Shipper will send a report to Gatherer each Month with the following information related to new Dedicated Wells for the subsequent twenty-four (24) Months: well names, pad locations, initial volume forecasts for the initial thirty (30) Days of production, and good faith estimates of spud dates and Shipper’s ready to flow dates (“Shipper’s TIL Schedule”). If Gatherer’s analysis of the information contained in Shipper’s TIL Schedule shows that either the existing (i) Well connection pipeline connected to a Well pad, or (ii) measurement facilities at a Well pad would result in Curtailment (as defined in Section 6.3.2) or Extended DSP Exceedance (as defined in Section 6.3.3) at such Well pad when a new Dedicated Well drilled therefrom begins producing, then, at Shipper’s request, Gatherer will upgrade the Well connection pipeline connected to such Well pad and/or measurement facilities at such Well pad in an expeditious manner and at Gatherer’s sole cost and expense (a “Facility Upgrade”). Subject to the foregoing, as soon as practicable, but no later than sixty (60) Days after Gatherer receives Shipper’s request for a Facility Upgrade, Gatherer will confirm the Facility Upgrade Scope with Shipper. “Facility Upgrade Scope” shall mean the necessary Well connection pipeline and/or measurement facilities required at a Well pad to enable the flow of Dedicated Production therefrom without Curtailment or Extended DSP Exceedance. If Gatherer and Shipper cannot mutually agree on the Facility Upgrade Scope, then Shipper’s recommended Facility Upgrade Scope will be used, provided that such Facility Upgrade Scope is based on Shipper’s TIL Schedule information (which such schedule must be what a Reasonable and Prudent Operator would implement) and is what a Reasonable and Prudent Operator would install. Notwithstanding anything in this section to the contrary, if Gatherer commences a Facility Upgrade and, thereafter and within fifteen (15) Months of such Facility Upgrade’s planned in-service date, Shipper’s TIL Schedule contains new information indicating either that (a) the initial Facility Upgrade Scope (or, if the initial Facility Upgrade Scope has been modified, the then-current Facility Upgrade Scope) and associated equipment is costlier than necessary, or (b) the Facility Upgrade is no longer necessary, then Gatherer shall, as applicable, modify the Facility Upgrade Scope as needed, with Shipper reimbursing Gatherer for the costs incurred by Gatherer in excess of those that would have been incurred had the modified scope been undertaken originally, or discontinue the Facility Upgrade, with Shipper reimbursing Gatherer for the costs incurred by Gatherer associated with the Facility Upgrade. Any reimbursement made in accordance with this section shall also include reimbursement for all taxes attributable to Gatherer as a result of payments made by Shipper to Gatherer. Gatherer will invoice Shipper for any reimbursement required by this section and Shipper shall pay any such invoice in accordance with the payment provisions of Section 12.1.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

6.3.2As used in this section, “Curtailment” shall mean that at least two (2) MMcfd of Shipper’s Dedicated Production per Day at the Well pad would be unable to flow from the subject Well pad for at least thirty (30) consecutive Days after new Dedicated Well(s) begin producing.

6.3.3As used in this section, “Extended DSP Exceedance” shall mean pressure at the subject Well pad’s Receipt Point will exceed 1.3 times the applicable Design Suction Pressure for at least sixty (60) consecutive Days after new Dedicated Well(s) begin producing.

6.4Loyalsock GGS. [Redacted – not relevant to EPSN]

6.5Non-Dedicated Wells. Shipper may connect any Midstream Gas Gathering Assets that flow Anchor Shipper’s Gas (“Shipper Pipeline”) from Wells located outside the Dedicated Area (including from Shipper’s Loyalsock Interests, if and to the extent that Shipper elects to have Shipper’s Loyalsock Interests permanently released from this Agreement pursuant to Section 6.4 above) to a System at a mutually agreeable location under the following conditions:

6.5.1Connection Location. Unless otherwise agreed, the connection location for the Shipper Pipeline will be the nearest location on the System where Shipper can obtain reasonable access and a site sufficient for connection facilities.

6.5.2Custody Transfer. Gatherer will install custody transfer and measurement facilities at the connection location referenced above at Shipper’s sole cost.

6.5.3Fees. For the receipt of Gas from a Shipper Pipeline, Shipper will pay Gatherer a gathering fee equal to twenty-five percent (25%) of the in-effect Gathering Fee for the System, one hundred percent (100%) of the Compression Fee(s) for the System (and/or, if applicable, the Granville Compression Fee and/or the Stonehouse Compression Fee), and one hundred percent (100%) of the proportionate share of actual Fuel and Lost Gas on the System. Further, all Gas received by Gatherer from a Shipper Pipeline will be subject to one hundred percent (100%) of the Crossflow Fees and Compression Fees described in Section 4.2 and Section 4.3, as applicable.

6.5.4Service Level. Gas produced from Wells with wellheads located outside the Dedicated Area that flows into a System in accordance with this Section 6.5 will be considered Priority 2 Gas as defined in Section 8.1.2.

7.Nominations and Balancing.

7.1Nominations. Nominations are to be submitted by Shipper to the attention of Gatherer’s gas scheduling department in writing, by electronic means as designated by Gatherer. The nominations shall cite the aggregate volume of Gas by each Super-System (or single System

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

that is not part of a Super-System), adjusted for Shipper’s proportionate share of Fuel, as applicable, to be delivered by Shipper at the Receipt Points for delivery by Gatherer at specified Delivery Points, all in accordance with Gatherer’s then current nomination procedure. Monthly nominations shall be submitted by Shipper no later than five (5) Days prior to the first Day of the Month during which Gas is to flow and Gatherer will confirm such nominations in writing, by electronic means designated by Gatherer, by 12:00 pm Central Time no later than one (1) Day prior to the first Day of the Month in which Gas is to flow. If Shipper’s availabilities are not provided by the Well operator on a timely basis so that Shipper can meet the obligations herein, Gatherer and Shipper will work together to determine a mutually agreeable solution so that Shipper will be able to nominate and flow its Gas. Daily nominations shall be submitted by Shipper by 12:00 pm Central Time on the Day before Gas is to flow. Imbalance makeup or payback by Shipper must be approved by Gatherer, such approval not to be unreasonably withheld.

7.2Imbalances. Shipper and Gatherer intend that the physical volumes actually delivered at the Delivery Points and the total volume nominated and confirmed at the Delivery Points will be equal, less Fuel volumes, as close as practicable, on a daily basis. Any difference between the actual quantities of Shipper’s Gas delivered at all Delivery Points on a Super-System (or single System that is not part of a Super-System) (together, the “Aggregated Delivery Points”) and the total volume nominated and confirmed for Shipper at the same Aggregated Delivery Points is the “Imbalance”. If Shipper delivers a greater volume of Gas to Aggregated Delivery Points than Shipper’s total nominations to such Aggregated Delivery Points, such difference shall be considered a positive Imbalance (“Positive Imbalance”). If Shipper delivers a lesser volume of Gas to Aggregated Delivery Points than Shipper’s total nominations to such Aggregated Delivery Points, such difference shall be considered a negative Imbalance (“Negative Imbalance”). If Gatherer’s operations of a System are negatively affected, in Gatherer’s sole, reasonable opinion, by an Imbalance, Gatherer shall notify Shipper and request that Shipper attempt to mitigate the Imbalance. If Shipper fails, refuses, or is unable to eliminate the Imbalance, Gatherer may, without liability hereunder, cease accepting or delivering Gas under this Agreement until the conditions causing the Imbalance are corrected. Gatherer shall provide Shipper regular information and updates to Shipper’s Imbalance position and events that may affect that position. If Gatherer holds an operational balance agreement (“OBA”) applicable to a Delivery Point, then Gatherer will be responsible for the administration of such OBA with the applicable downstream pipeline and will use commercially reasonable efforts to keep all Imbalances at a minimum or eliminate Imbalances, provided that Shipper is ultimately responsible for Imbalances. Shipper shall reimburse Gatherer for Shipper’s pro rata share of any expenses, charges, and/or penalties paid by Gatherer as a result of Imbalances or delivery of Gas to a downstream pipeline, which such pro rata share shall be determined in good faith and without unreasonable discrimination, and Gatherer will pay to Shipper its pro rata share of any revenues received by Gatherer as a result of Imbalances. Imbalances will be resolved as follows:

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

7.2.1Shipper OBA. If Shipper on a Super-System (or a single System not part of a Super-System) holds all of the OBAs with the downstream pipelines connected to such Super-System or System and Gatherer has no such operational balancing agreements, then: (a) there is no Imbalance for purposes of this Agreement, and (b) Gatherer is not liable for any Imbalances that Shipper incurs with such downstream pipeline. If at any time any downstream pipeline on such Super-System or System requires that the OBA be between the downstream pipe and the Gatherer, then the Imbalance will be resolved for such Super-System or System pursuant to Sections 7.2.2 and 7.2.3 below.

7.2.2In-Kind Balancing. If any downstream pipelines with Delivery Points on a Super-System (or single System not part of a Super-System) require Imbalances to be resolved via in-kind balancing, then Shipper will adjust its nomination(s) to comply with such downstream pipeline’s requirements.

7.2.3Cash Out Balancing. All Imbalances on a Super-System (or a single System not part of a Super-System) not covered by Sections 7.2.1 or 7.2.2 above will be resolved as follows: (a) if there is a Negative Imbalance, Shipper will pay Gatherer on a monthly basis an amount equal to the volume of the Negative Imbalance on such Super-System (or a single System not part of a Super-System) multiplied by the Cash Out Price (as hereinafter defined); and (b) if there is a Positive Imbalance, Gatherer will pay Shipper on a monthly basis an amount equal to the volume of the Positive Imbalance on such Super-System (or a single System not part of a Super-System) multiplied by the Cash Out Price. The “Cash Out Price” for each applicable Super-System (or single System that is not part of a Super-System) will be the average daily price, during the month in which the applicable Imbalance occurs, as determined by Platts Gas Daily “Midpoint” under “Final Daily Price Survey – Platts Locations” under the heading for Tennessee Zone 4-300 leg”, as adjusted as set forth below. If, for any reason, such index ceases to be published or if, for any reason, such index is no longer applicable to such Super-System or System, Gatherer and Shipper will mutually agree upon an appropriate replacement index and if no agreement can be reached, the provisions of Section 18 will apply. If any downstream pipeline on a Super-System or System charges a penalty to Gatherer as a result of an Imbalance on such Super-System or System in any Month, then Gatherer may adjust the Cash Out Price for such Month as set forth in the tables below based on the percentage that the volume of Shipper’s Imbalance is of Shipper’s total Gas deliveries.

Settlement Price for Negative Imbalances
% Imbalance	% of Cash Out Price
5% of less	100%
More than 5%, less than or equal to 10%	115%
More than 10%, less than or equal to 15%	130%
More than 15%, less than or equal to 20%	140%

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

More than 20%	150%

Settlement Price for Positive Imbalances
% Imbalance	% of Cash Out Price
5% of less	100%
More than 5%, less than or Equal to 10%	85%
More than 10%, less than or equal to 15%	70%
More than 15%, less than or equal to 20%	60%
More than 20%	50%

8.Curtailment.

8.1Capacity Curtailment. If delivery of Gas through the System has been or will be cut back or curtailed due to an event of Force Majeure, maintenance, or physical capacity limitation on a System that limits Gatherer’s ability to flow all quantities of Gas available for delivery to a System situated upstream of the restriction, then Gatherer shall notify Shipper as soon as possible and the acceptance of all Gas at the Receipt Points or at any other points and the gathering of same on such System will be curtailed under the following methodology:

8.1.1Priority 3 Gas. Gas delivered to such System that is subordinate to both Priority 1 Gas and Priority 2 Gas (collectively “Priority 3 Gas”), will be curtailed first on a pro rata basis as set forth below.

8.1.2Priority 2 Gas. After all Priority 3 Gas has been curtailed, Gas which is dedicated to be delivered to such System and not gathered as Priority 1 Gas, defined below, (“Priority 2 Gas”) will be curtailed pro rata as set forth below.

8.1.3Priority 1 Gas. After all other Gas, including, without limitation, Priority 3 Gas and Priority 2 Gas, has been curtailed, Gas delivered to the System that is subject to a gathering fee under an Anchor Shipper Gas Gathering Agreement and any other Gas designated in an agreement to be Priority 1 Gas (collectively, “Priority 1 Gas”) will be curtailed pro rata as set forth below. Notwithstanding anything in this Agreement, Priority 1 Gas shall receive the highest level of service provided on the Systems.

Priorities will be an ascending numerical order, lower priority Gas being a larger number, and Gatherer shall not curtail Gas from a priority category if it is accepting Gas from a lower priority category. Gatherer will curtail Gas within each priority level as follows: (a) during any Month, on a pro rata basis with all other Gas in such priority level, based on each shipper’s most recent confirmed nomination prior to such curtailment, and, except for Receipt Point reallocations that do not result in additional curtailments, new or additional nominations from shippers on a curtailed System will not be accepted or confirmed by

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Gatherer for the remainder of the Month during curtailment; and (b) if the curtailment continues to the beginning of the next Month, then each shipper’s share of capacity for the subsequent Month on the System(s) shall be determined pro rata based on each shipper’s relative entitlement for the Month. Gatherer will determine, in good faith without unjust or unreasonable discrimination among Wells, each shipper’s relative entitlement based on the flow potential of each Well in such System(s) using valid information reasonably and consistently compiled among Wells in accordance with industry standards. Nominations by any shipper shall not exceed such flow potential as described herein, except in the event of imbalance resolutions.

Gatherer will temporarily release all curtailed Gas of Shipper from the terms of this Agreement for the duration of the curtailment only, and Shipper shall resume deliveries of such curtailed Gas to Gatherer no later than the first Day of the second Month immediately following the cessation of such curtailment. If the curtailment under this Section 8.1 persists for more than ninety (90) Days in any three hundred sixty-five (365) Day period, except to the extent Gatherer has been delayed by any governmental action, including but not limited to permitting and zoning, Shipper may seek, and Gatherer shall grant, a permanent release of the curtailed Gas. Gatherer will give Shipper ten (10) Days prior notice before performing any planned or routine maintenance on a System that will cause the curtailment of any of Shipper’s Gas.

8.2Market Curtailment. Shipper and any other Person owning an interest in any Dedicated Well shall be responsible for securing transportation or sales of its Gas on the downstream pipeline at the Delivery Points (“Market”). Should a Person owning an interest in a Dedicated Well gathered by Gatherer hereunder make nominations that are not confirmed and scheduled by a downstream pipeline (including, without limitation, as a result of an event of Force Majeure or a downstream pipeline operational flow order), such Person will be deemed to have insufficient Market for its Gas. In the event a Person has insufficient Market for its Gas, then Gatherer will continue to receive the Gas of all other Persons with Market and may curtail the Person whose nominations are not confirmed and scheduled by the downstream pipeline until such Person secures Market for its Gas. Any potential Imbalance created in such Dedicated Well and any liability therefore shall remain with Shipper and any other Person owning an interest in the Dedicated Well, and Gatherer will have no further obligation or liability to such Person(s) other than to receive Gas at the Receipt Point for the Dedicated Well and provide the gathering services as provided in this Agreement. Upon Shipper or any other Person owning an interest in the Dedicated Well providing commercially reasonable justification that it has sufficient Market for its Gas, Gatherer shall accept nominations for such Gas from Shipper or the other Person and such nominations will be treated as new or additional nominations of Shipper under and subject to Section 8.1. Any potential Imbalance created on the Systems due to a Person having insufficient Market for its Gas shall be resolved according to the provisions outlined in Section 7.2.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

8.3Restrictions. Subject to applicable Law, as amended from time to time, Gatherer will not, without Shipper’s prior written approval, offer any Third Party: (i) a higher service priority than that offered to Priority 1 Gas on any System; (ii) any curtailment procedure on any System more favorable to such Third Party than the curtailment procedures contained in this Agreement; or (iii) a gathering agreement on any System for Priority 1 Gas if Gatherer reasonably expects that such agreement would likely cause a System to become oversubscribed in relation to the expected capacity of Priority 1 Gas on such System.

9.Measurement and Commingling.

9.1Right to Commingle. Gatherer has the right to commingle the Dedicated Production received in the Systems with other shippers’ Gas. It is recognized that Dedicated Production delivered at a Delivery Point may not be the same molecules as those received at a Receipt Point. The quantities of Dedicated Production delivered at a Delivery Point will be Thermally Equivalent to the quantities of Dedicated Production received in accordance with the terms of this Agreement at a Receipt Point, less Shipper’s share of Fuel and Lost Gas, and any applicable reduction pursuant to Section 3.3.4 of this Agreement.

9.2Fuel Allocation. Shipper’s share of Fuel consumed in the operations of the Systems shall be determined and allocated by Gatherer to each Receipt Point upstream of the applicable point Gas is actually consumed by multiplying the Gas consumed at such point of the System by a fraction calculated by the Receipt Point Volume upstream of such point divided by all Gas volume attributable for all Receipt Points upstream of such point.

9.3Lost Gas. Gatherer will exercise prudent operational oversight on each System to minimize the potential for Lost Gas. All Lost Gas on a System caused by the actions of unaffiliated Third Parties and recovered by Gatherer shall be credited, proportionately on an MMBtu basis, to all shippers on such System. Shipper’s prorated share of Lost Gas shall be determined and allocated by Gatherer based on Shipper’s Gas volumes in the System proportionate to total Gas volume in the System.

9.4Fuel and Lost Gas Maximum Amounts. During each Month, the cap on Fuel and Lost Gas is two percent (2%) of total Gas volumes on the System for Shipper’s account at the Receipt Points. If Fuel and Lost Gas in the aggregate in any Quarter Year exceeds the aggregate cap (excluding fuel attributable to electric generation, treating, flash gas, and vapor recovery compression) (a “Cap Exceedance”), then Gatherer will pay to Shipper within ninety (90) Days after the end of the calendar Quarter the sum equal to the product of (a) Shipper’s pro rata share of the volume (in MMBtu) of the Cap Exceedance, multiplied by (b) the average daily price during the Month as determined by Platts Gas Daily, “Midpoint” under “Final Daily Price Survey – Platts Locations” under the heading for “Tennessee Zone 4-300 leg the average daily index price”, during the Month in which the Cap Exceedance occurs. Upon request by Shipper, Gatherer shall provide Shipper with an electronic monthly volume statement of Fuel and Lost Gas on a System.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

9.5Receipt Points. The Receipt Points as of the Effective Date are listed in Exhibit F and will be subcategorized according to System. Gatherer shall provide at least once per Year a new updated or revised Exhibit F without the need for an amendment to this Agreement as Dedicated Wells or other Wells are connected to the Systems, and each such new connection shall be deemed a Receipt Point under this Agreement. Subject to the guidelines set forth in Exhibit H, all meters at Receipt Points shall be installed, owned and operated by Gatherer. Each Receipt Point will be at a location on or adjacent to the pad for each Dedicated Well on a site designated and provided by Shipper, or at another location mutually agreed upon by Shipper and Gatherer.

9.6Gas Lift. At the request of a Shipper, Gatherer shall construct a meter at a Dedicated Well pad to furnish gas for gas lift, fuel, or other wellhead purposes (a “Gas Lift Meter”). Subject to the guidelines set forth in Exhibit H, all Gas Lift Meters will be constructed, owned, and operated by Gatherer, and Shipper(s) requesting the Gas Lift Meter shall pay such costs. In the event that a Gas Lift Meter is no longer needed at a particular well pad for a Dedicated Well, Gatherer and Shipper will work together to remobilize the Gas Lift Meter at a mutually agreeable site without additional direct cost to the Shipper. Gas delivered by Gatherer via Gas Lift Meters that has not been compressed or dehydrated by Gatherer prior to delivery will not be charged a Gathering Fee or Compression Fee. Prior to allocation of Fuel and Lost Gas, Shipper’s Receipt Point Volume shall be reduced for any corresponding gas lift volumes delivered to a Gas Lift Meter for usage in Wells upstream of the corresponding Receipt Point. Shipper shall be responsible for any allocations of gas lift volumes to individual Wells downstream of each Gas Lift Meter.

9.7Delivery Points. The Delivery Points as of the Effective Date are described in Exhibit G. Exhibit G will be updated by Gatherer and provided to Shipper without the need for an amendment to this Agreement as new Delivery Points are connected to the Systems. All meters and necessary pipelines and equipment (“Delivery Assets”) installed at Delivery Points shall be installed, owned, and operated by Gatherer.

9.7.1Shipper will notify Gatherer in writing of any request that Gatherer expand an existing Delivery Point or add a new Delivery Point (“Delivery Point Request”). Shipper will also provide Gatherer any information reasonably required by Gatherer to further its evaluation of the Delivery Point Request. As soon as practicable following Gatherer’s receipt of Shipper’s Delivery Point Request and any information requested by Gatherer in connection therewith, Gatherer will prepare and deliver to the Anchor Shippers a project plan for the new or expanded Delivery Point (“Delivery Point Project Plan”), which shall include (i) Gatherer’s proposed scope for the design and installation of the new or expanded Delivery Point and related facilities, (ii) a description of an additional fee or other cost-shifting mechanism to be added to this Agreement whereby Gatherer would be compensated in connection with the new or expanded Delivery Point, and (iii) an estimated schedule for completion of the new or expanded Delivery Point. Gatherer shall install the

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

new or expanded Delivery Point if (a) the Anchor Shippers vote by Shipper Supermajority Approval to approve the Delivery Point Project Plan within thirty (30) Days after the delivery of such plan by Gatherer, and (b) Gatherer and the Anchor Shippers execute a definitive written agreement memorializing the additional fee or other cost-shifting mechanism set forth in the Delivery Point Project Plan.

9.7.2If the Anchor Shippers do not vote by Shipper Supermajority Approval to approve the Delivery Point Project Plan, then Shipper, alone or with other Anchor Shippers, and Gatherer may negotiate a definitive written agreement pursuant to which Gatherer will agree to connect, at the sole cost and expense of Shipper and any other participating Anchor Shippers, the new or expanded Delivery Point; provided that, as to any Delivery Point Request made by Shipper, Shipper must offer to other Anchor Shippers the right to participate in such new or expanded Delivery Point prior to entering into any such definitive written agreement. In the event of the foregoing, guaranteed access to the new Delivery Point or the incremental capacity of the expanded Delivery Point shall only be made available to Shipper and the other participating Anchor Shippers, if any, and its and their Affiliates subject to the terms and provisions of the above-referenced definitive agreement.

9.8Measurement Standards. All measurement equipment utilized for custody transfer and billing or allocation purposes shall comply with the Gas Measurement Standards set forth in Exhibit H.

10.Gas Quality.

10.1Specifications. Gatherer will not be obligated to accept Gas from Shipper unless it meets the Gas quality specifications set forth in Exhibit I (“Gas Quality Specifications”).

10.2Non-Conforming Gas. If Gatherer becomes aware that all or a portion of the Gas tendered by Shipper at any Receipt Point fails to meet any of the Gas Quality Specifications (“Non-Conforming Gas”), then Gatherer will notify Shipper of the Non-Conforming Gas as soon as it is reasonably practicable. Gatherer may, at its option, discontinue receipt of such Non-Conforming Gas pending correction by Shipper. Gatherer may also, at its option, propose to bring such Non-Conforming Gas into conformity with the Gas Quality Specification, or, propose to Shipper to continue to flow the Non-Conforming Gas, in either case subject to Shipper’s reimbursement of Gatherer’s increased costs associated with the proposal. If the Anchor Shippers constituting a Shipper Supermajority Approval on the affected System(s) approve such proposal to bring such Non-Conforming Gas into conformity or approve such proposal to continue to flow the Non-Conforming Gas, then Shipper shall reimburse Gatherer for its proportionate share of all costs associated therewith. Such costs will be paid in accordance with the payment procedures of Section 12.1. If such remediation measures are only needed by a portion of the Dedicated Wells on a

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

System (for example, H2S treating for a localized elevated H2S level across a portion of a System), Gatherer and the Anchor Shippers approving such measures will arrive at a mutually agreeable methodology for allocating the reimbursable costs to only the affected Dedicated Wells. If Gatherer knowingly or unknowingly receives Non-Conforming Gas, such receipt will not be deemed as a waiver of its right to discontinue receipt of such Non-Conforming Gas at any time in the future, nor will it be deemed a waiver of Shipper’s indemnity obligations in Section 17. Notwithstanding the foregoing, if Gatherer has knowledge based on Gatherer’s tests of Gas that certain Gas is Non-Conforming Gas, then Gatherer must provide Shipper notice of such Non-Conforming Gas within five (5) Business Days of obtaining such knowledge (the “Notice Deadline”). If Gatherer fails to provide the foregoing notice by the Notice Deadline, then, solely with respect to the non-conforming constituents of which Gatherer has knowledge (“Non-Conforming Knowledge Items”), Gatherer shall be deemed to have waived and released Shipper from any Claims incurred on the Gathering System prior to Gatherer’s disclosure of such Non-Conforming Knowledge Items. Furthermore, Gatherer will not make any Claims against Shipper arising from or related to Gatherer’s knowing acceptance of Non-Conforming Gas prior to the Effective Date of this Agreement.

10.3Downstream Pipeline with More Stringent Quality Specifications. If the quality specifications of the downstream pipeline at any Delivery Point are more stringent than the Gas Quality Specifications, Gatherer is not required to accept at the Receipt Points that are connected to such Delivery Point any Gas tendered by Shipper until Shipper conforms the Gas or causes the Gas to be conformed to such specifications. If Shipper fails to conform the Gas, Gatherer may, at its option, discontinue receipt of such Non-Conforming Gas pending correction by Shipper or propose to bring such Gas into conformity with the quality specifications of the downstream pipeline. If the Anchor Shippers constituting a Shipper Supermajority Approval on the affected System(s) approve such proposal, then Shipper shall reimburse Gatherer for its proportionate share of all costs associated therewith. Such costs will be paid in accordance with the payment procedures of Section 12.1.

11.Gas Pressure.

11.1Shipper’s Delivery Obligations. Shipper will deliver Gas at each Receipt Point at a pressure that is sufficient to enter the System against the prevailing pressure in such System from time to time and Shipper shall not delivery Gas at a pressure that would exceed the maximum allowable operating pressure of the System at the Receipt Points. Shipper shall use commercially reasonable efforts to deliver Gas from Dedicated Wells operated by Shipper or its Affiliate to Gatherer at uniform rates of flow.

11.2Gatherer’s Obligations and Rights.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

11.2.1Design Suction Pressure. Gatherer shall endeavor to maintain the pressure at the Receipt Points at a pressure not to exceed 1.3 times the Design Suction Pressure for a given System, which Design Suction Pressures are set forth on Exhibit C. Any change in Design Suction Pressure must be requested in the increments set forth in the third column of the table in Section 4.3.1. Gatherer may install, operate and maintain, at its sole expense, such pressure-regulating devices as may be necessary to regulate the pressure of Gas at the Receipt Points.

11.2.2Increase of Actual Suction Pressure. Gatherer will not raise the Actual Suction Pressure on a System by more than thirty percent (30%) above the Design Suction Pressure set forth in Exhibit C for longer than thirty (30) consecutive Days without Shipper Supermajority Approval.

11.2.3Decrease of Actual Suction Pressure. If (i) the Anchor Shippers, upon Shipper Supermajority Approval, request that Gatherer lower the Design Suction Pressure on a System (or at the Granville Compressor Facility or at the Stonehouse Compressor Facility) and (ii) Gatherer determines, in its sole discretion, that it is able to lower the Design Suction Pressure in accordance with such request without incurring any additional expenses, then Gatherer must provide such lower Design Suction Pressure. If the Anchor Shippers, upon Shipper Supermajority Approval, request that Gatherer lower the Design Suction Pressure on a System (or at the Granville Compressor Facility or the Stonehouse Compressor Facility) and such request would not result in a change in Deemed Compression Stages set forth in the table in Section 4.3.1 then Gatherer shall lower the Design Suction Pressure at Gatherer’s sole cost and expense.

11.2.4If the Anchor Shippers, upon Shipper Supermajority Approval, request that Gatherer lower the Design Suction Pressure on a System (or at the Granville Compressor Facility or at the Stonehouse Compressor Facility) and such request would result in a change in Deemed Compression Stages set forth in the table in Section 4.3.1 then Gatherer and the Anchor Shippers shall negotiate in good faith a mutually agreeable additional fee or other cost-sharing arrangement to be added to this Agreement whereby Gatherer would be compensated in connection with lowering the Design Suction Pressure in accordance with the Anchor Shippers’ request. Gatherer and the Anchor Shippers shall execute a definitive written agreement memorializing such a mutually agreed upon additional fee or other cost-sharing mechanism. For the sake of clarity, in the absence of such a definitive written agreement, Gatherer will not be obligated to provide the requested lower Design Suction Pressure under Section 11.2.4.

11.2.5Horsepower Levels. Gatherer shall maintain, on a System level, the amount of horsepower in the quantity and levels in amounts not less than those set forth on Exhibit J. Notwithstanding the foregoing, if Gatherer determines that any of the horsepower set

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

forth on Exhibit J is underutilized, then Gatherer may remove and/or relocate such horsepower upon unanimous Shipper approval for the impacted System.

12.Billings, Payments and Audit.

12.1Invoice. On or before the last Day of each Month, Gatherer will invoice Shipper and will provide supporting documentation as agreed by the Parties, for the amount due Gatherer for Gas delivered into the System in the preceding Month. In addition to supporting documentation as agreed by the Parties, Shipper may request measurement statements that correspond to an invoice, and Gatherer will provide such statements as soon as reasonably practicable following Shipper’s request. As to any invoice submitted to Shipper pursuant to the terms of this Agreement, Shipper will remit to Gatherer the amount invoiced net of any cash out sums as required by Section 7.2, no later than thirty (30) Days following the date Shipper receives the invoice. The undisputed amount of any payment not timely paid as required herein shall bear interest from the date such payment is due until paid in full at the annual rate equal to the lower of the maximum lawful rate of interest in the State of Texas, or the United States national prime rate of interest published in the Eastern edition of The Wall Street Journal on the first Day of the Month in which delinquency occurs plus six percent (6%), which interest shall be promptly paid by Shipper. If any disputed amount is determined to be owed by Shipper, such amount will bear interest as set forth above. Additionally, if Shipper is more than ten (10) Days late in making any payment of undisputed amounts, in addition to all other rights and remedies of Gatherer, and upon at least five (5) Days prior notice, Gatherer may cease receiving Shipper’s Gas until Shipper’s account is brought current, with interest.

12.2Audit. Either Party, with at least sixty (60) Days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting the Gas hereunder. No audit may include any time period for which a prior audit under this Section 12.2 was conducted (but may include data from a prior audit that affects the time period of the current audit), and no audit may occur more frequently than once each twelve (12) Months. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the twenty-four (24) Month period immediately prior to the Month in which the audit is requested, or made in any twenty-four (24) Month period for which audit is requested but for which a written claim for adjustments is not made within ninety (90) Days after audit is requested shall be conclusively deemed true and correct and shall be final for all purposes. All other statements, allocations, measurements, computations, charges, or payments shall be deemed true and correct and shall be final for all purposes after the expiration of twenty-four (24) Months from the date thereof. Nothing in this Section will limit the rights of the Parties in the event of a dispute under Section 12.1.

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

13.Notices. Unless otherwise agreed by the Parties in writing, any notice, demand, request, claim or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given and received (a) when delivered personally, (b) on the date of delivery when delivered prior to 5:00 p.m. local time on a Business Day by electronic mail otherwise on the following Business Day, (c) on the Business Day following the Day sent by overnight courier, or (d) on the third (3rd) Business Day following the Day sent by certified mail, postage and charges prepaid, in each case, directed to the addresses set forth in Exhibit K or to such other or any other more recent address which has been provided by such Party in writing pursuant to this notice provision. Any written notice required under this Agreement may be delivered electronically.

14.Force Majeure.

14.1Excuse for Performance. Neither Party will be liable to the other Party for failure to perform any of its obligations under this Agreement to the extent such performance is hindered, delayed or prevented by Force Majeure (except for failure to make payments hereunder).

14.2Notice of Force Majeure. A Party which is unable, in whole or in part, to carry out its obligations under this Agreement due to Force Majeure must provide prompt notice to the other Party. Notwithstanding Section 13, initial notice may be given orally; however, written notification with reasonably full particulars of the event or occurrence is required as soon as reasonably possible.

14.3Diligent Attempt to Remove Cause. A Party claiming Force Majeure (i) will diligently use all reasonable efforts to remove the cause, condition, event or circumstance of such Force Majeure, and, (ii) will communicate reasonably with the other Party during such Force Majeure regarding its efforts to remove or mitigate the cause, condition, event or circumstances of such Force Majeure, and (iii) will promptly give written notice to the other Party of the termination of such Force Majeure, and (iv) will resume performance of any suspended obligation as soon as reasonably possible after termination of such Force Majeure.

14.4Definition of Force Majeure. For purposes of this Agreement, “Force Majeure” means causes, conditions, events or circumstances that: (i) are beyond the reasonable control of the Party whose performance is sought to be excused thereby; (ii) cannot, despite the exercise of commercially reasonable remediation or mitigation efforts, be prevented, avoided or removed; and (iii) prevent the total or partial performance of obligations of the affected Party under this Agreement. Such causes, conditions, events and circumstances include, to the extent such causes and events present the characteristics described above, acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of rulers and people, arrests and restraints of the government, either federal, state, or local, inability of any

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Party hereto to obtain necessary materials or supplies at reasonable market costs or permits due to existing or future rules, orders and laws of governmental or judicial authorities (federal, state, local, or otherwise), interruptions by government or court orders, present and future orders of any regulatory body having proper jurisdiction, civil disturbances, explosions, sabotage, partial or entire loss of market, breakage of or accident to machinery or lines of pipe, the necessity for making repairs or alterations to machinery or lines of pipe, freezing of Wells or lines of pipe. Partial or entire failure of Wells will be considered Force Majeure if the Party claiming Force Majeure has not caused the condition and the cause of the condition was out of the control of such Party. Force Majeure could include any other causes, whether of the kind herein enumerated or otherwise not within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to overcome, such as the inability to acquire, or the delays in acquiring, after the exercise of reasonable diligence, any servitude right-of-way grants, permits, or licenses required to be obtained to enable a Party hereto to fulfill its obligations hereunder. Inability of a Party to be profitable or to secure funds, arrange bank loans or other financing, or to obtain credit will not be regarded as an event of Force Majeure.

15.Regulations and Choice of Law. Each Party will comply with, and this Agreement is subject to, all Law. As to all matters of construction and interpretation, this Agreement will interpreted, construed and governed by the laws of the State of Texas without reference to the laws regarding conflicts or choice of Law. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply.

16.Warranty. Shipper warrants that the title to and right to possession of all Gas delivered to Gatherer under this Agreement will at the time of delivery be free from all liens and adverse claims, and Shipper shall indemnify Gatherer against all damages, costs, and expenses of any nature arising from every claim against such Gas. Gatherer may, in addition to and without waiving any other rights hereunder, immediately suspend its services hereunder in the event that it reasonably believes either (i) that there is a title dispute, or (ii) that any Dedicated Production is being produced or delivered in violation of applicable laws or regulations. Title to the Dedicated Production shall at all times remain with Shipper or Purchaser, as applicable.

17.Indemnity. Indemnities set out in this Article, unless specifically and unambiguously provided otherwise in this Agreement, shall exclusively govern and control the allocation of risks and liabilities of the Parties.

17.1Definitions. In this Agreement, specifically including, but not limited to, this Section 17, the following terms have the following meanings:

17.1.1“Claim” or “Claims” means, unless specifically provided otherwise, all claims (including, but not limited to, those for property damage (specifically excluding Dedicated Production), pollution, personal injury) losses, causes of action, costs (including

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

payment of attorneys’ fees and costs of litigation for enforcing this Agreement or otherwise), and judgments and damages (including any third party consequential and indirect damages), of any kind or character (except punitive or exemplary damages), under any theory of tort, contract, breach of contract (including any Claims which arise by reason of indemnification or assumption of liability contained in other contracts entered into by Shipper Indemnitees or Gatherer Indemnitees), arising in connection with this Agreement.

17.1.2“Shipper Indemnitees” means Shipper, its Affiliates (specifically excluding Gatherer Indemnitees) its and their co-owners, if any, and its and their officers, directors, insurers and all employees, supervisors, representatives, agents and other Persons or entities to be provided by Shipper and/or its subcontractors in connection with the performance of this Agreement.

17.1.3“Gatherer Indemnitees” means Gatherer, its Affiliates, and its and their officers, directors, insurers and all employees, supervisors, representatives, agents and other Persons to be provided by Gatherer and/or its subcontractors in connection with the performance of this Agreement (excluding any member of Shipper Indemnitees).

17.1.4“Other Producer Group” means any other shipper of Gas on a System, its Affiliates, and its and their officers, directors, agents, representatives, and employees.

17.1.5The term “REGARDLESS OF FAULT” means WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, A CLAIM CAUSED OR CONTRIBUTED TO BY THE NEGLIGENCE (WHETHER SOLE, CONCURRENT, GROSS, OR OTHERWISE), WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER FAULT OF ANY MEMBER OF SHIPPER INDEMNITEES, GATHERER INDEMNITEES, INVITEES, AND/OR THIRD PARTIES.

17.2General. The Parties agree that:

17.2.1NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, THIS AGREEMENT DOES NOT AUTHORIZE ONE PARTY TO SUE FOR OR COLLECT FROM THE OTHER PARTY ITS OWN CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT DAMAGES, LOST PROFITS, LOSS OF RESERVES IN THE GROUND, EXEMPLARY OR PUNITIVE DAMAGES AND EACH PARTY HEREBY WAIVES ANY AND ALL CLAIMS IT MAY HAVE AGAINST THE OTHER PARTY FOR ITS OWN SUCH DAMAGES.

17.2.2The indemnity obligations under this Agreement are effective to the maximum extent permitted by law. If a law is applied in a jurisdiction which prohibits or limits a Party’s ability to indemnify the other, then that Party’s liability shall exist to the

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

full extent allowed by the law of the relevant jurisdiction. In support of the indemnity obligations contained in this Agreement, each Party shall provide to the other Party for the benefit of the other Party, adequate proof of insurance, while this Agreement is in force, of coverage and amounts of General Liability Insurance of no less than $5,000,000 per occurrence, or adequate evidence of self-insurance reasonably acceptable to the other Party. The insurance policies of each Party shall, to the extent of the risks and liabilities assumed under this Agreement, waive rights and subrogation against the other Party, and name the other Party as additional insured. Each Party shall also provide to the other Party notice containing all relevant information of any Claim for which it may seek indemnification, promptly after discovering any facts or occurrence that may give rise to such a Claim.

17.3Gatherer’s Indemnity. Notwithstanding anything to the contrary in the other provision of this Agreement, GATHERER AGREES TO DEFEND, RELEASE, INDEMNIFY, AND HOLD HARMLESS SHIPPER INDEMNITEES AGAINST CLAIMS ARISING IN CONNECTION WITH: (I) BODILY INJURY TO AND/OR DEATH OF ANY MEMBER OF GATHERER INDEMNITEES AND THEIR INVITEES AND ANY MEMBER OF OTHER PRODUCER GROUP AND/OR (II) DAMAGE TO THE SYSTEM AND/OR PROPERTY OF GATHERER INDEMNITEES AND THEIR INVITEES AND ANY MEMBER OF OTHER PRODUCER GROUP ARISING IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF FAULT. HOWEVER, THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THE CLAIM DIRECTLY ARISES FROM OR IS INCURRED IN CONNECTION WITH SHIPPER DELIVERING ANY GAS INTO THE SYSTEM THAT IS NOT IN COMPLIANCE WITH THE GAS QUALITY REQUIREMENTS OF THIS AGREEMENT, EXCEPT, HOWEVER, THIS INDEMNITY SHALL APPLY TO THE EXTENT THE CLAIM DIRECTLY ARISES FROM THE NON-CONFORMING KNOWLEDGE ITEMS, GATHERER HAS FAILED TO MEET THE NOTICE DEADLINE AS SET FORTH IN SECTION 10.2, AND THE CLAIM IS INCURRED PRIOR TO GATHERER’S DISCLOSURE OF THE NON-CONFORMING KNOWLEDGE ITEMS.

17.4Shipper’s Indemnity. Notwithstanding anything else to the contrary in the other provision of this Agreement, SHIPPER AGREES TO DEFEND, RELEASE, INDEMNIFY, AND HOLD HARMLESS GATHERER INDEMNITEES AGAINST CLAIMS ARISING IN CONNECTION WITH: (I) BODILY INJURY TO AND/OR DEATH OF SHIPPER INDEMNITEES AND THEIR INVITEES; AND/OR (II) Subject to Section 17.7, DAMAGE TO PROPERTY OF SHIPPER INDEMNITEES AND THEIR INVITEES; AND/OR (III) DAMAGE TO THE SYSTEM AND/OR PROPERTY OF GATHERER INDEMNITEES AND THEIR INVITEES, AND ANY MEMBER OF OTHER PRODUCER GROUP, ARISING IN CONNECTION WITH THIS AGREEMENT TO THE EXTENT INCURRED IN CONNECTION WITH SHIPPER DELIVERING ANY GAS INTO THE SYSTEM THAT IS

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

NOT IN COMPLIANCE WITH THE QUALITY REQUIREMENTS OF THIS AGREEMENT, REGARDLESS OF FAULT, EXCEPT, HOWEVER, THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THE CLAIM DIRECTLY ARISES FROM THE NON-CONFORMING KNOWLEDGE ITEMS, GATHERER HAS FAILED TO MEET THE NOTICE DEADLINE AS SET FORTH IN SECTION 10.2, AND THE CLAIM IS INCURRED PRIOR TO GATHERER’S DISCLOSURE OF THE NON-CONFORMING KNOWLEDGE ITEMS.

17.5Pollution and Hazardous Materials and Substances.

17.5.1Gatherer’s Responsibilities. Subject to the indemnity obligations contained in Sections 17.3 and 17.4, and notwithstanding anything to the contrary in the other provisions of this Agreement, GATHERER AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS SHIPPER INDEMNITEES AGAINST CLAIMS ARISING OUT OF OR RESULTING FROM ANY UNAUTHORIZED RELEASE OR DISCHARGE OF ANY SUBSTANCE, MATERIAL, MIXTURE, POLLUTANT, OR CONTAMINANT, WHICH EMANATES FROM THE SYSTEM, GATHERER INDEMNITEES’ PROPERTY, AND/OR OTHER PRODUCER GROUP PROPERTY, REGARDLESS OF FAULT.

17.5.2Shipper’s Responsibilities. Subject to the indemnity obligations contained in Sections 17.3 and 17.4, and notwithstanding anything to the contrary in the other provision of this Agreement, SHIPPER AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS GATHERER INDEMNITEES AGAINST CLAIMS ARISING OUT OF OR RESULTING FROM ANY UNAUTHORIZED RELEASE OR DISCHARGE OF ANY SUBSTANCE, MATERIAL, MIXTURE, POLLUTANT, OR CONTAMINANT, WHICH EMANATES FROM SHIPPER INDEMNITEES’ PROPERTY, REGARDLESS OF FAULT.

17.6Liability to Third Parties.

17.6.1Subject to Sections 17.3, 17.4 and 17.5, Shipper agrees to defend release, indemnity and hold harmless Gatherer Indemnitees from and against Claims by or in favor of or incurred by or sustained by any Third Party to the extent such Claims is caused by Shipper Indemnitees.

17.6.2Subject to Sections 17.3, 17.4 and 17.5, Gatherer agrees to defend, release, indemnify and hold harmless Shipper Indemnitees from and against Claims by or in favor of or incurred by or sustained by any Third Party to the extent such Claim is caused by Gatherer Indemnitees or any member of Other Producer Group.

17.7Risk of Loss. Notwithstanding anything to the contrary in other provisions of this Agreement, and except if Shipper delivers Gas into the System that does not comply with the Gas

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Quality Specifications of this Agreement, risk of loss of Dedicated Production shall be borne by Gatherer from the Receipt Points until such time as the Dedicated Production is delivered to the Delivery Points and Gatherer shall defend, release, indemnify, and hold harmless Shipper Indemnitees from any loss of or damage to the Dedicated Production during such time, excepting Fuel and Lost Gas, REGARDLESS OF FAULT.

18.Dispute Resolution Procedures. The Parties will first attempt in good faith to negotiate resolution of any dispute, claim, counterclaim, demand, cause of action, controversy and other matter in question associated with, arising out of or relating to this Agreement (a “Dispute”) within fifteen (15) Business Days after written notice of such Dispute by any Party, by discussions between senior managers. If resolution is not reached during such time, unless otherwise agreed to by the Gatherer and Shipper, any Dispute must be resolved through the use of binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). If there is any inconsistency between this Section 18 and the Commercial Arbitration Rules, the terms of this Section 18 shall control the rights and obligations of the Parties.

18.1Consolidation of Multiple Disputes. If there is more than one Dispute that involves the same Parties as the Parties with respect to which arbitration has been initiated pursuant to this Agreement, such Disputes may be consolidated into the first initiated arbitration pursuant to this Agreement; provided that the arbitral tribunal for the first initiated arbitration determines that: (a) the new dispute presents significant issues of law or fact common with those in the first initiated arbitration, (b) no Party would be unduly prejudiced, and (c) consolidation under these circumstances would not result in undue delay for the first initiated arbitration.

18.2Initiation of Dispute Resolution. Arbitration may be initiated by a Party serving written notice (“Claimant”) on the other Party (“Respondent”) that the Claimant has referred the Dispute to binding arbitration pursuant to this Section 18. Claimant’s notice initiating binding arbitration must describe in reasonable detail the nature of the Dispute and the facts and circumstances relating thereto. Respondent shall respond to Claimant within thirty (30) calendar Days after receipt of Claimant’s notice initiating binding arbitration and the parties will mutually appoint an arbitrator within sixty (60) Days after Claimant’s original notice. The arbitrator must be a neutral party who has never been an officer, director or employee of the Claimant or Respondent or any Affiliate of either. Unless Claimant and Respondent agree otherwise, the arbitrator must have not less than twenty (20) years of experience in the energy industry with experience in exploration, production and pipeline gathering issues. If the Claimant and Respondent are unable to agree on an arbitrator within such time, then an arbitrator will be selected by the AAA with due regard given to the selection criteria above and input from the Claimant and Respondent. The Claimant and Respondent will request that the AAA select the arbitrator not later than ninety (90) calendar Days from initiation of arbitration. In the event the AAA should fail to select the arbitrator within such time, then either Claimant or Respondent may petition the

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

Chief United States District Judge for the Southern District of Texas to select the arbitrator. Due regard shall be given to the selection criteria above and input from the Claimant and Respondent.

18.3Responsibility for Costs. Subject to Section 18.4, Claimant and Respondent shall each pay one-half of the compensation and expenses of the arbitrator.

18.4Hearing Location; Reasonable Discovery. The hearing shall be conducted in Houston, Texas, and commence within thirty (30) calendar Days after the selection of the arbitrator. Where information necessary to resolve the Dispute is solely within the possession of either Claimant or Respondent, the arbitrator shall allow reasonable discovery necessary for the other Party to obtain the documents or information necessary to present its position. The arbitrator may allow, in the interest of time and efficiency, that the hearing be based on position papers, documents, and prepared testimony, in lieu of a live hearing. The Claimant, Respondent and arbitrator shall proceed diligently in order that the award may be made as promptly as possible. The arbitrator shall determine the Disputes and render a final award on or before thirty (30) calendar Days following the completion of the hearing. The arbitrators’ decision shall be in writing and set forth the reasons for the award and shall include an award of costs to the prevailing Party, including reasonable attorneys’ fees.

18.5Interruption of Statutes of Limitation. All statutes of limitations and defenses based upon passage of time applicable to any Dispute (including any counterclaim or setoff) shall be interrupted by the filing of the arbitration and suspended while the arbitration is pending. The terms hereof shall not create or limit any obligations of a Party to defend, indemnify or hold harmless another Party against court proceedings or other claims. In order to prevent irreparable harm, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief.

18.6Temporary Injunctive Relief; Enforcement of Award in Court. A Party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. The decision of the arbitrator shall be binding on and non-appealable by the Parties. Each Party agrees that any arbitration award against it may be enforced in any court of competent jurisdiction and that any Party may authorize any such court to enter judgment on the arbitrators’ decisions. The arbitrator may not grant or award indirect, incidental, special, consequential, punitive or exemplary damages or damages for lost profits, except for such claims by third parties for which indemnification is owed under Section 17, even if such are available under the governing law and even if a court would otherwise be empowered to avoid this limitation on damages to make such an award.

18.7Enforcement of Indemnity Rights. Notwithstanding anything in this Section 18 to the contrary, if any Party is sued in a court of competent jurisdiction by a third party on an

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

obligation for which indemnity is owed by another Party under this Agreement, then that Party may enforce the indemnity against the other Party by third-party complaint or its procedural equivalent in the same court without the obligation of seeking arbitration under this Section 18.

19.Miscellaneous.

19.1Confidentiality. The Parties agree that this Agreement and all related information and data exchanged by them shall be maintained in strict and absolute confidence and no Party shall make any public disclosure thereof, except for disclosure (i) pursuant to the contemplated (in good faith) or actual sale, disposition or other transfer (directly or indirectly) of a Party’s rights and interest in and to this Agreement, the System, the Dedicated Production, the Dedicated Wells or the Dedicated Area, (ii) pursuant to the contemplated (in good faith) or actual sale or other transfer (directly or indirectly) of all or substantially all of the assets of a Party, (iii) in conjunction with a contemplated (in good faith) or actual merger, consolidation, share exchange or other form of statutory reorganization involving a Party, (iv) to Anchor Shipper(s) or co-owners of the System or the Dedicated Production, consultants, accountants, rating agencies, lenders, insurers, investors, attorneys or other representatives with a need to know such information, provided that the disclosing Party shall remain liable for any use or disclosure by such receiving Persons which the disclosing Party was not otherwise permitted to make pursuant to this Agreement, or (v) as required to make disclosure in compliance with any Law or National Securities Exchange rule or requirement, in which event the disclosing Party shall notify the other Party as soon as practicable.

19.2Amendment. Any modification of terms or amendments of provisions of this Agreement will become effective only by duly executed supplemental written agreement between the Parties, unless another procedure for modification of a provision of this Agreement or the Exhibits hereto is specifically authorized by this Agreement.

19.3Waiver. No waiver by either Party of any default of the other under this Agreement will operate as a waiver of any future default, whether of a like or a different character.

19.4Taxes. Shipper shall pay or cause to be paid, and agrees to indemnify and hold harmless Gatherer from and against the payment of all excise, gross production, severance, sales, occupation, and all other taxes, charges, or impositions of every kind and character required by statute or by any governmental authority with respect to Shipper’s Gas and the handling thereof prior to receipt thereof by Gatherer at the Receipt Points. Subject to Section 19.5, Gatherer shall pay or cause to be paid all taxes and assessments, if any, imposed upon Gatherer with respect to its ownership of the System and/or for the activity of gathering of Shipper’s Gas after receipt and prior to delivery thereof by Gatherer at the Delivery Points.

19.5Additional or Subsequent Taxes. Shipper shall reimburse Gatherer for Shipper’s allocable share of (a) any additional, increased, or subsequently applicable taxes (other than

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

income taxes and any real or personal property or other ad valorem tax imposed on any System) implemented or imposed after the Effective Date of this Agreement that are lawfully levied on or paid by Gatherer with respect to its performance under this Agreement or on any part of a System and (b) any new or subsequently applicable assessments, fees or other charges implemented or imposed on Gatherer with respect to the services provided hereunder, including any such assessments, fees or other charges arising from any carbon tax or cap and trade law, rule or regulation adopted after the Effective Date. Shipper’s allocable share of any such amounts shall be based on the ratio that Shipper’s Gas (expressed in Mcf) received at the Receipt Points in the State or States in which such amounts are imposed bears to the total volume of Gas (expressed in Mcf) received at such Receipt Points, in each case during the applicable period for which such taxes, assessments, fees or other charges are incurred or imposed, as the case may be.

19.6Changes to Law. To the extent that any of Gatherer’s activities pursuant to this Agreement result in the generation of or otherwise qualify for any emission reduction credits or emission offset credits or bonus emission allowances (collectively, “Greenhouse Gas Credits”) and Shipper has paid for an allocable share of the costs of such activities, then Shipper shall be entitled to receive, and Gatherer shall obtain and convey to Shipper, Shipper’s allocable share of any such Greenhouse Gas Credits. If any governmental authority takes any action (including issuance of any “policy statement”, rule, or regulation) whereby the receipt, gathering, treating, or delivery of Shipper’s Gas as contemplated under this Agreement shall be prohibited or subject to terms, conditions or regulations, including rate or price controls or ceilings or open access requirements not in effect on the effective date of this Agreement and which, in the reasonable judgment of Gatherer, materially adversely affect the economics of the services provided, and fees received, under this Agreement, then, upon notice by Gatherer to Shipper, the Parties shall as promptly as practicable meet to negotiate in good faith such changes to the terms of this Agreement as may be necessary or appropriate to preserve and continue for the Parties the rights and benefits originally contemplated for the Parties by this Agreement, including returns expected by Gatherer, with such amendment to this Agreement to be effective no later than the effective date of such new or amended applicable law.

19.7Assignment. Upon notice to the other Parties, any Party to this Agreement is entitled to assign its rights, obligations or interests under this Agreement to any Affiliate, which shall include, but not be limited to a master limited partnership related to a Party and/or such master limited partnership’s Affiliates. No Party to this Agreement can assign its rights, obligations or interests under this Agreement to a non-Affiliate: (a) unless such assignee agrees in writing to be bound by, comply with and perform all of the obligations of assignor contained in this Agreement; and (b) without the prior written consent of the other Parties, which consent will not be unreasonably withheld or delayed. If the assigning Party assigns this Agreement to a Credit-Worthy Assignee who assumes the assigning Party’s obligations under this Agreement, the assigning Party will be released from all obligations under this Agreement. If such assignee is not

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

a Credit-Worthy Assignee, such assignment shall not release the assigning Party from any obligations under this Agreement.

19.8Access. Shipper hereby grants to Gatherer such rights as such party may have of ingress and egress, the right to lay and maintain pipelines, and to install any other necessary equipment on and across any lands covered by this Agreement. All lines and other equipment placed by Gatherer on said lands will remain the personal property of Gatherer, and subject to the terms of this Agreement, may be removed by Gatherer at any time.

19.9Severability. If any provision or clause of this Agreement or application thereof to any Person or circumstance is held invalid, such invalidity will not affect those other provisions or applications of this Agreement which can be given reasonable meaning without the invalid provisions or applications.

19.10Royalties. Gatherer shall not be liable for accounting for or paying any royalties due on the Gas delivered under this Agreement. In no event will Gatherer have any obligation to any Persons due those royalties.

19.11Anti-Corruption and Facilitation Payments. In implementing the requirements of this Agreement, the Parties agree to use reasonable endeavors to comply with, and to use reasonable endeavors to procure that relevant third parties used for fulfilling the Parties’ respective obligations under the Agreement comply with all laws, rules, regulations, decrees or official governmental orders prohibiting bribery, corruption and money laundering. All financial settlements, billings and reports in connection with the Agreement shall properly reflect the facts related to any activities and transactions handled for the account of the other Party.

19.12Counterpart Execution. This Agreement may be executed in counterparts, including by facsimile, each of which will be deemed an original document but all of which will constitute a single document. This Agreement may be executed by electronic signature such as DocuSign and a facsimile or electronic signature shall constitute an original for all purposes.

19.13Entire Agreement. This Agreement and all agreements executed in connection herewith constitute the entire agreement between the Parties with respect to the subject matter hereof and no waiver, representation, or agreement, oral or otherwise, will affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing and executed by authorized representatives of the Parties.

19.14Planning. If Shipper operates Dedicated Wells, then Gatherer and Shipper agree to schedule and conduct meetings on at least a Monthly basis for the purpose of reviewing and discussing matters related to the Parties’ performance of their obligations under this Agreement. No later than one (1) week in advance of each such meeting, the Parties shall provide each other the following information relating to the Dedicated Area and Systems for the succeeding two-year

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

period: volume forecasts and good faith estimates of spud dates and completion dates planned for Dedicated Wells. In addition to the information set forth herein, each Party shall promptly provide such additional and updated information in accordance with the terms of this Agreement or otherwise upon reasonable request of the other Party. All information exchanged between the Parties shall be kept confidential pursuant to Section 19.1.

19.15Prior Agreement and Dedication. It is the intent of the Parties that the dedication commitments under the Prior Agreement are not limited, severed, or affected in any way by the Parties’ termination of the Prior Agreement and entry into this Agreement. Accordingly, the Parties expressly agree that, notwithstanding the termination of the Prior Agreement, all rights and obligations of any kind whatsoever thereunder with respect to the Shipper’s dedication in Section 3 of the Prior Agreement as it relates to Dedicated Area, Dedicated Wells, and/or Dedicated Production (each as defined in the Prior Agreement) shall survive and continue under this Agreement, and, as a result, all rights and obligations of any kind whatsoever under this Agreement with respect to the Dedicated Area, Dedicated Wells, and/or Dedicated Production shall, for all purposes, be effective as of January 1, 2012 (the effective date of the Prior Agreement). However, the Parties acknowledge that Shipper and/or Shipper’s Affiliates acquired interests in the Existing Agreements described on Exhibit D-2 after the effective date of the Prior Agreement without breach of Shipper’s or Shipper’s Affiliates’ dedication commitments in Section 3.1 of the Prior Agreement. Further, any obligations under the Prior Agreement which, as of the Effective Date, have accrued, but are not yet satisfied, including, without limitation, those obligations related to payments, imbalances and imbalance settlements, warranty of title, satisfaction of taxes, indemnities, audit and confidentiality, shall survive under this Agreement. Any claim brought with respect to an obligation that accrued under the Prior Agreement or that relates to the Parties’ business under the Prior Agreement that is not time barred by the applicable statute of limitations will survive and will be determined in accordance with the dispute resolution procedures provided in this Agreement.

[Signature Pages Follow]

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

IN WITNESS WHEREOF, the Parties have executed this Agreement effective the date first above written.

GATHERER:
APPALACHIA MIDSTREAM SERVICES, L.L.C.
By:
Name:
Title:

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

IN WITNESS WHEREOF, the Parties have executed this Agreement effective the date first above written.

SHIPPER:
EPSILON ENERGY USA, INC.
By:
Name:
Title:

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

List of Exhibits and Schedules

Exhibit A	-	Anchor Shippers and Voting Percentages
Exhibit B-1	-	Liberty GGS and Granville Compressor Facility
Exhibit B-2	-	Loyalsock GGS
Exhibit B-3	-	Rome GGS
Exhibit B-4	-	Litchfield GGS
Exhibit B-5	-	Overfield GGS
Exhibit B-6	-	Smithfield GGS
Exhibit B-7	-	Auburn GGS and Stonehouse Compressor Facility
Exhibit C	-	System Fees
Exhibit D-1	-	Exclusions from Dedication
Exhibit D-2	-	Existing Agreements
Exhibit E	-	PRA Form
Exhibit F	-	Receipt Points
Exhibit G	-	Delivery Points
Exhibit H	-	Gas Measurement Standards
Exhibit I	-	Gas Quality Specifications
Exhibit J	-	System Horsepower
Exhibit K	-	Notice Addresses

ANCHOR SHIPPER GAS GATHERING AGREEMENT

FOR NORTHERN PENNSYLVANIA

AMS AS GATHERER

EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT A

ANCHOR SHIPPERS AND VOTING PERCENTAGES

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit A
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT B-1

Liberty GGS and Granville Compressor Facility

NEW YORK
STEUBEN
CHEMUNG
TIOGA
BROOME
I-86
BRADFORD
SUSQUEHANNA
TIOGA
Granville CS
Liberty CS
Wilmot CS
Red Fox CS
Cherry CS
Forkston IC
PENNSYLVANIA
WYOMING
SULLIVAN
LYCOMING
LUZERNE
COLUMBIA
MONTOUR
UNION
I-80
data.pa.gov, Esri, HERE, Garmin, SafeGraph, FAO, METI/NASA, USGS, EPA, NPS

NY
PA
NJ
MD
DE
VA
WV

Created by: rslor Date: 10/4/2023

LEGEND

- Compressor Station
- Interconnect
- Primary Road
- Secondary Road
- Stagecoach Transmission
- Tennessee Gas Transmission
- Liberty GGS
- Target System Boundary

(ESRI, Light Gray Canvas)

CONFIDENTIAL

Williams

EXHIBIT B-1
LIBERTY GGS

Williams Corporate Hdqrs
One Williams Center
Tulsa, OK 74172
Phone: 800-945-8426

Miles
0 2.5 5 10

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit B-1
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT B-2

Loyalsock GGS

BRADFORD
SULLIVAN
PENNSYLVANIA
LYCOMING
COLUMBIA
data.pa.gov, Esri, HERE, Garmin, SafeGraph, METI/NASA, USGS, EPA, NPS, USDA

NY
PA
NJ
MD
DE
VA
WV

Created by: rslor
Date: 10/4/2023

LEGEND

- Primary Road
- Secondary Road
- Stagecoach Transmission
- Loyalsock GGS
- Target System Boundary

(ESRI, Light Grey Canvas)

CONFIDENTIAL

EXHIBIT B-2
LOYALSOCK GGS

Williams Corporate Hdqrs
One Williams Center
Tulsa, OK 74172
Phone: 800-945-8426

Miles
0 1 2 4

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit B-2
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT B-3

Rome GGS

CHEMUNG
TIOGA
NEW YORK
BROOME
BRADFORD
SUSQUEHANNA
PENNSYLVANIA
Stagecoach Junction CS
WYOMING
SULLIVAN
data.pa.gov, Esri, HERE, Garmin, SafeGraph, METI/NASA, USGS, EPA, NPS, USDA

NY
PA
NJ
MD
DE
VA
WV

LEGEND

- Compressor Station
- Primary Road
- Secondary Road
- Stagecoach Transmission
- Tennessee Gas Transmission
- Rome GGS
- Target System Boundary

CONFIDENTIAL

EXHIBIT B-3
ROME GGS

Williams Corporate Hdqrs
One Williams Center
Tulsa, OK 74172
Phone: 800-945-8426

0 1.25 2.5 5 Miles

(ESRI, Light Gray Canvas)

Created by: rslor Date: 10/4/2023

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit B-3
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT B-4

Litchfield GGS

CHEMUNG
TIOGA
NEW YORK
BRADFORD
PENNSYLVANIA
LITCHFIELD
ATHENS
WARREN
data.pa.gov, Esri, HERE, Garmin, SafeGraph, METI/NASA, USGS, EPA, NPS, USDA

NY
PA
NJ
MD
DE
VA
WV

Created by: rsior | Date: 10/4/2023

LEGEND

- Primary Road
- Secondary Road
- Stagecoach Transmission
- Litchfield GGS
- Target System Boundary

(ESRI, Light Grey Canvas)

CONFIDENTIAL

Williams

EXHIBIT B-4
LITCHFIELD GGS

Williams Corporate Hdqrs
One Williams Center
Tulsa, OK 74172
Phone: 800-945-8426

Miles
0 1 2 4

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit B-4
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT B-5

Overfield GGS

SUSQUEHANNA
BRADFORD
Rattlesnake CS
Overfield IC
PENNSYLVANIA
WYOMING
SULLIVAN
LUZERNE
data.pa.gov, Esri, HERE, Garmin, SafeGraph, METI/NASA, USGS, EPA, NPS, USDA

NY
PA
NJ
MD
DE
VA
WV

Created by: rsior Date: 10/4/2023

LEGEND

- Compressor Station
- Interconnect
- Primary Road
- Secondary Road
- Tennessee Gas Transmission
- Overfield GGS
- Target System Boundary

(ESRI, Light Grey Canvas)

CONFIDENTIAL

Williams

EXHIBIT B-5
OVERFIELD GGS

Miles
0 1 2 4

Williams Corporate Hdqrs
One Williams Center
Tulsa, OK 74172
Phone: 800-945-8426

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit B-5
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT B-6

Smithfield GGS

NEW YORK
CHEMUNG
TIOGA
I-86
BRADFORD
PENNSYLVANIA
data.pa.gov, Esri, HERE, Garmin, SafeGraph, METI/NASA, USGS, EPA, NPS, USDA

NY
PA
NJ
MD
DE

Created by: rslor   Date: 10/4/2023

LEGEND

- Primary Road
- Secondary Road
- Smithfield GGS
- Target System Boundary

(ESRI, Light Grey Canvas)

CONFIDENTIAL

Williams

EXHIBIT B-6
SMITHFIELD GGS

Williams Corporate Hdqrs
One Williams Center
Tulsa, OK 74172
Phone: 800-945-8426

Miles
0 1 2 4

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit B-6
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT B-7

Auburn GGS and Stonehouse Compressor Facility

PENNSYLVANIA
SUSQUEHANNA
BRADFORD
WYOMING
Stone House CS
Auburn CS
data.pa.gov, Esri, HERE, Garmin, SafeGraph, METI/NASA, USGS, EPA, NPS, USDA

NY
PA
NJ
MD
DE
VA
WV

LEGEND

- Compressor Station
- Primary Road
- Secondary Road
- Tennessee Gas Transmission
- Auburn GGS
- Target System Boundary

CONFIDENTIAL

Williams

EXHIBIT B-7
AUBURN GGS

Williams Corporate Hdqrs
One Williams Center
Tulsa, OK 74172
Phone: 800-945-8426

Miles
0 1 2 4

(ESRI, Light Grey Canvas)

Created by: rslor Date: 10/4/2023

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit B-7
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT C

SYSTEM FEES, INITIAL SUPER SYSTEMS, AND DESIGN SUCTION PRESSURES

System Name	Super-System Affiliation	Priority Service Level	Design Suction Pressure (Psig)	Deemed Compression Stages	Compression Fee ($/ MMBtu) (1)	Gathering Fee ($/ MMBtu) (1)
Liberty GGS See Exhibit B-1	West Bradford Super-System	1	System: 800 psig Granville CF: 300 psig	System: 0.5 Granville CF: 1.5	System: $0.0498 Granville CF: $0.1495	$0.2610
Loyalsock GGS See Exhibit B-2	None	1	N/A	N/A	N/A	N/A
Rome GGS See Exhibit B-3	East Bradford Super-System	1	650 psig	0.5	$0.0498	$0.2500
Litchfield GGS See Exhibit B-4	East Bradford Super-System	1	650 psig	0.5	$0.0498	$0.2300
Overfield GGS See Exhibit B-5	East Bradford Super-System	1	700 psig	0.5	$0.0498	$0.1070
Smithfield GGS See Exhibit B-6	West Bradford Super-System	1	300 psig	1.5	$0.1495	$0.1720
Auburn GGS See Exhibit B-7	East Bradford Super-System	1	System: 550 psig Stonehouse CF: 50 psig	System: 1 Stonehouse CF: 3	System: $0.0997 Stonehouse CF: $0.2991 Stonehouse CF: $0.2870358	$0.4750
(1)	Compression Fees and Gathering Fees will escalate annually by the Inflation Factor as defined in the Agreement beginning January 1, 2025.
(2)

The Design Suction Pressures, Deemed Compression Stages, and Compression Fees in this Exhibit C are those in effect as of the Effective Date and are subject to change from time to time in accordance with the terms of this Agreement. This Exhibit C will be updated as a result of such changes without the need for an amendment to this Agreement.

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit C
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT D-1

EXCLUSIONS FROM DEDICATION

The following are excluded from the dedication in Section 3.1 of the Agreement:

1.All Gas from a Dedicated Well required for: (a) developing or operating such Dedicated Well; (b) pressure maintenance; and (c) the fulfillment of obligations to Shipper’s or Well owner’s lessors;

2.All Gas produced from oil and gas wells drilled or to be drilled on oil and gas leases within the Dedicated Area and Dedicated Production acquired by Shipper or its Affiliates after the Effective Date that are dedicated to another gatherer prior to the date of such acquisition; and

3.All Gas produced from a formation other than the Marcellus Shale that has a Heating Value of 1,080 Btus or greater.

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit D-1
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT D-2

EXISTING AGREEMENTS

None.

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit D-2
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT E

PIPELINE REIMBURSEMENT AGREEMENT

Pipeline Reimbursement Agreement

(Date)

Name

Address

City, State, Zip Code

Gentlemen:

The purpose of this Letter Agreement is to indemnify Appalachia Midstream Services, L.L.C. as Gatherer for the costs associated with acquiring surveys and rights-of-way and designing, constructing and operating the pipeline and appurtenant facilities necessary to connect the ___________________well(s) (“Reimbursement Well(s)”) to its gathering system (“System”) to facilitate transportation of gas under the terms of that certain Anchor Shipper Gas Gathering Agreement for Northern Pennsylvania between ______________________ (“Shipper”) and Appalachia Midstream Services, L.L.C. (“Gatherer”) dated January 1, 2024 (“Gas Gathering Agreement”). Therefore, in consideration of the mutual covenants and agreements contained in this Letter Agreement, and in consideration of the mutual covenants and agreements contained in the Gas Gathering Agreement, Shipper and Gatherer do hereby agree as follows:

1.Shipper agrees to indemnify Gatherer for the cost of connecting the Reimbursement Well(s) to the System under the following terms and conditions:

1.1

Shipper shall request in writing, and Gatherer will provide within ten (10) days of receipt, separate estimates of the cost to (i) obtain the necessary survey and rights- of-way (“Pre-Construction Costs”) and (ii) construct the pipeline and facilities necessary to connect the Reimbursement Well(s) to the System (“Construction Costs”).

1.2

Upon completion of this Agreement and upon receipt of a written request by Shipper to acquire the necessary pre-construction rights to lay pipeline, Gatherer will proceed with diligence to acquire the survey and rights-of-way necessary to connect the Reimbursement Well(s) to the gathering system.

1.3

Upon receipt of a written request by Shipper to construct pipeline facilities, Gatherer will proceed with diligence to design, construct and operate the pipeline and facilities necessary to connect the Reimbursement Well(s) to the gathering system.

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit E
FOR NORTHERN PENNSYLVANIA	Page 1 of 3
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

2.Gatherer shall use reasonable efforts to complete all work timely giving consideration to the many factors affecting the completion of such work, including but not limited to, successful acquisition of rights-of-way, weather and availability of third party contractors.

3.For each Reimbursement Well, Shipper shall reimburse Gatherer for the actual costs incurred by Gatherer in accordance with the following formula: R = C – (G x V) Where:

R = Amount to be reimbursed (the Reimbursement Obligation) as described below if “R” is a positive amount

C = Actual costs incurred by Gatherer for the connection of a Reimbursement Well times one hundred and thirty-six percent (136%), or one hundred eighteen percent (118%) for those requests covered by Section 3.2.1 or Section 3.2.2

G = In-effect gathering rate (not including compression and treating fees) under the terms of the Gas Gathering Agreement for the Reimbursement Well expressed in dollars per MMBtu

V = Volume of gas delivered by Shipper to Gatherer from the Reimbursement Well(s) (expressed in MMBtus) plus any gas from subsequent wells utilizing the installed asset during the Reimbursement Period (as defined below)

3.1	Gatherer shall provide Shipper with the actual costs incurred by Shipper as soon as practical following the completion of the acquisition of rights-of-way and/or construction.
3.2

Shipper agrees to reimburse Gatherer according to the above formula only if an insufficient volume of gas is received by Gatherer from the Reimbursement Well resulting in the value of “R” above being positive (the Reimbursement Obligation) until the earlier of:

3.2.1

Failure by Shipper to request installation of a pipeline within twelve (12) months from the date of acquisition of rights-of-way is completed, or the request set out in Section 1.3 is withdrawn by Shipper;

3.2.2	Failure by Shipper to establish production within twelve (12) months from the date a pipeline installation is completed;
3.2.3	Sixty (60) days after the production from the Reimbursement Well(s) ceases;
3.2.4	Thirty-six (36) months from the date of initial flow of gas from the Reimbursement Well(s) through the gathering system (“Reimbursement Period”); or
3.2.5	Termination of the Gas Gathering Agreement.

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit E
FOR NORTHERN PENNSYLVANIA	Page 2 of 3
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

Shipper shall pay to Gatherer the Reimbursement Obligation plus the actual amount of any tax liability of Gatherer resulting from Gatherer’s receipt of such payment (the “Tax Gross-Up Amount”). The Parties agree that the Tax Gross-Up Amount shall be calculated based on a percentage of the Reimbursement Obligation paid to Gatherer in a given year, and that such percentage may change based on the year in which the Reimbursement Obligation is paid. By way of example, the Parties agree that the percentage for calculating the Tax Gross-Up Amount for a Reimbursement Obligation in 2023 would be 3.15%. The Parties further agree that if the payment of a Reimbursement Obligation occurs in 2024 or any year thereafter, the calculation of the Tax Gross-Up Amount shall be performed in the same manner as it was for any Tax Gross-Up Amount in 2023, however, utilizing the most accelerated depreciation methodology provided under Internal Revenue Code § 168 for that tax year. Shipper shall pay, within thirty (30) days of receipt of Gatherer’s invoice, with such invoice providing detailed backup showing the calculations and any outstanding Reimbursement Obligation or Tax Gross-Up Amount related to connection of the Reimbursement Well(s) in accordance with the terms of this Letter Agreement.

4.The Reimbursement Obligation shall be effective as written above and shall remain in full force and effect until the Reimbursement Obligation for the Reimbursement Well(s) has been satisfied under the terms and provision of this Letter Agreement. Satisfaction of the Reimbursement Obligation will not terminate or relieve Shipper or Gatherer of their remaining obligations under the above-referenced Gas Gathering Agreement.

If this Letter Agreement correctly states your understanding of our agreement, please indicate your acceptance in the space provided below and return a fully executed original for our records.

Yours truly,

ACCEPTED AND AGREED TO this ______ day of _______________, 20 _____.

SHIPPER NAME
By:
Name:
Title:

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit E
FOR NORTHERN PENNSYLVANIA	Page 3 of 3
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Receipt Point Name	Gatherer Meter ID#	Well Operator	System Name	Super-System Affiliation	Super-System Affiliation	County	State
HI-LEV BRA PAD CRP	1190967501	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
HILLIS BRA PAD CRP	20626D	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
HILLTOP SUS PAD CRP	1190929401	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
HOFFMAN CHIEF BRA PAD CRP	25759A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
HOFFMAN PAD 908095 CRP	1190809501	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
HOLCOMBE PAD CRP	25094A	Blackhill	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
HOLTAN PLM PAD CRP	1177700613	Chesapeake	OVERFIELD	941	East Bradford SS	Susquehanna	Pennsylvania
HOOKER SYS PAD CRP	23746	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
HOPE WY PRD CRP	20464D	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
HOPSON BRA 908073 PAD CRP	1290807301	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
HOPSON BRA PAD	26309A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
HORST PLM PAD CRP	1177700680	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
HOTTENSTEIN SUL PAD CRP	23354	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
HOUSER PAD CRP	24831	Blackhill	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
HULSLANDER BRA PAD CRP	21680	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
HUNSINGER PAD CRP	1077700234	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
HUNTER WYO PAD CRP	25920A	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
HURLEY CRP	23845	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
I HARVEY CRP	23615	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
ICEMAN BRA PAD CRP	24213	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
IH BRA PAD CRP	21361	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
INDIAN FOOT BRA STA	26391A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
INSINGER SUL PAD CRP	21552	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
ISBELL PLM PAD CRP	1177700624	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
J BROWN UNIT CRP	23683	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
J&J BRA PAD CRP	22223	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
JACK WYO PAD CRP	22317	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
JACOBS BRA PAD CRP	20346D	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
JADS BRA PAD CRP	26127A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JAMES BARRETT PAD CRP	64097201	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JAMES SMITH PAD CRP	1077700493	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JANET BRA PAD CRP	1190807001	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JAYNE PAD CRP	1090767101	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
JES BRA PAD CRP	23313	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JOANCLARK SUL PAD CRP	22718	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
JOE BRA PAD CRP	23450	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JOEGUSWA SUL PAD CRP	23348	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
JOHN BARRETT PAD CRP	64097301	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JOHNSON BRA PAD CRP	20205D	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JOKAH WYO PAD CRP	22364	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
JONES BRA PAD CRP	22160	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
JUDD PAD CRP	64097401	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
JUSER SUS PAD CRP	21272	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
KALINOWSKI PAD CRP	1077700539	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KATHRYN BRA PAD CRP	21971	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KATZENSTEIN BRA PAD CRP	20471	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
KAUFMAN UNTI CRP	22674	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KEELER HOLLOW PAD	20766D	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
KEIR BRA PAD CRP	21104	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
KENT 907612 PAD CRP	1190761201	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KENYON BRA PAD CRP	21069	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KERRICK PLM CRP	1177701048	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KING UNIT CRP	22851	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KINGSLEY A UNIT CRP	22147	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Receipt Point Name	Gatherer Meter ID#	Well Operator	System Name	Super-System Affiliation	Super-System Affiliation	County	State
KINGSLEY BRA PAD 907613	1290761301	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
KINGSLEY UNIT B CRP	22266	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KINNARNEY PAD CRP	20749D	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KIPAR SUS PAD CRP	20006	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
KNAPP BRA PAD CRP	22496	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KOROMLAN PAD CRP	1177700522	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
KRISE BRA PAD CRP	22130	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
KUZIAK CRP	23370	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
KUZIAK UNIT B CRO	24404	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
L KINGSLEY CRP	24944A	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
L&L CONSTRUCTION CRP	23963	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
LAMBERT FARMS SUL PAD CRP	22157	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
LAMBS FARM BRA PAD CRP	20149D	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
LARUE 1B 273957 WH REC	1027395701	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
LARUE COMBINED PAD CRP	1077700069	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
LASHER SUS PAD CRP	23545	Chesapeake	OVERFIELD	941	East Bradford SS	Susquehanna	Pennsylvania
LATHROP UNIT A PAD CRP	23405	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
LATHROP UNIT B PAD CRP	23404	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
LATIIMER PAD CRP	20788D	Chesapeake	LITCHFIELD	941	East Bradford SS	Bradford	Pennsylvania
LAUREL PAD CRP	22048	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
LAYTON BRA PAD CRP	20827D	Chesapeake	LITCHFIELD	941	East Bradford SS	Bradford	Pennsylvania
LEAMAN PAD CRP	1077700487	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
LEBER SWN WYO PAD	25943A	SWN	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
LEMOREVIEW FARMS BRA PAD CRP	22279	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
LIGHTCAP CRP	23486	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
LILLIE BRA 908063 PAD CRP	1190806301	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
LINES BRA PAD CRP	23199	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
LINSKI BRA PAD CRP	20836D	Chesapeake	OVERFIELD	941	East Bradford SS	Bradford	Pennsylvania
LIONETTI PAD CRP	1077700621	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
LKM PAD CRP	20748D	Chesapeake	LITCHFIELD	941	East Bradford SS	Bradford	Pennsylvania
LOMISON INC BRA PAD CRP	21547	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
LOPATOFSKY SYO PAD CRP	20688D	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
LRJ SUS PAD CRP	20462D	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
LUCARINO UNIT CRP	21556	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
LUCY BRA PAD CRP	23118	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
LUNDY BRA PAD 907628 PAD CRP	1290762801	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
LW SUL PAD CRP	22064	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
LYTWYN BRA PAD CRP	20055	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
M&M ESTATES SUL PAD CRP	22940	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
MAD DOG BRA PAD CRP	22791	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MADDEN BRA PAD CRP	20293	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MAGGIE BRA PAD CRP	22577	Chesapeake	OVERFIELD	941	East Bradford SS	Bradford	Pennsylvania
MAKAYLA BRA PAD CRP	22953	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MANAHAN BRA PAD CRP	23479	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MANNING SUL PAD CRP	23475	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
MARBAKER PAD CRP	1077700600	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
MARIS SUS PAD CRP	22854	Chesapeake	OVERFIELD	941	East Bradford SS	Susquehanna	Pennsylvania
MARTIN PAD CRP	64100401	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MARTINO CRP	24705	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MASSO PAD CRP	1077700549	Chesapeake	OVERFIELD	941	East Bradford SS	Sullivan	Pennsylvania
MATT SUL PAD CRP	21198	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
MATTWILL FARMS PLM PAD CRP	1177700690	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MAY PAD CRP	64093001	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MCCARTY UNIT 1 CRP	22794	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Receipt Point Name	Gatherer Meter ID#	Well Operator	System Name	Super-System Affiliation	Super-System Affiliation	County	State
MCCONNELL BRA PAD CRP	20820D	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MCDONOUGH WYO PAD CRP	24202	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
MCENANEY BRA PAD CRP	23732	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MCGAVIN PLM PAD CRP	1177700614	Chesapeake	OVERFIELD	941	East Bradford SS	Sullivan	Pennsylvania
MCGRAW WYO PAD CRP	20687D	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
MCGROARTY BRA PAD CRP	22418	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MEAS PAD CRP	1077700179	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MEHALICK UNIT CRP	23097	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
MENG PAD CRP	20785D	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MERRYALL BRA PAD CRP	21626	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
MESSERSMITH BRA PAD CRP	21132	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MILLER PAD PENN 907636	1190763601	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MILOCHICK PLM PAD CRP	1177700760	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
MOBEAR BRA PAD CRP	23965	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MOLLY J BRA PAD CRP	25966A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MOODY BRA PAD CRP	20932	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
MOORE FARM BRA PAD CRP	22280	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MOOSE BRA PAD CRP	20256	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
MORSE BRA PAD CRP	20308	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MOWRY 2 PAD CRP	1090796101	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
MOWRY PAD CRP	64100501	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
MOYER BRA PAD CRP	21594	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
MPC SUL PAD CRP	22852	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
MTL BRA PAD CRP	25964A	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
MUZZY UNIT CRP	22675	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
NEAL BRA PAD CRP	20294	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
NELSON B PAD	26136A	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
NELSON UNIT A CRP	21553	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
NICHOLS BRA PAD CRP	22111	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
NICKOLYN SUS908213	1190821301	Chesapeake	OVERFIELD	941	East Bradford SS	Susquehanna	Pennsylvania
NINA BRA PAD CRP	22259	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
NORCONK BRA PAD CRP	22683	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
NORTON SUL PAD CRP	21328	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
OBER UNIT 1 CRP	22508	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
ODOWD SUS PAD CRP	23788	Chesapeake	OVERFIELD	941	East Bradford SS	Sullivan	Pennsylvania
OILCAN BRA PAD CRP	21129	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
ONKIN B CRP	24667	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
OTIS BRA 907490 PAD CRP	1190749001	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
OTTEN PAD CRP	64092901	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
OTTEN SWN SUL PAD CRP	24656	SWN	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
P CULLEN CRP	23543	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
PA WOODLANDS CRP	23847	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
PARKHURST SUS PAD CRP	24603	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
PAS FAMILY FARM CRP	23377	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
PAUL BRA PAD CRP	22074	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
PAULINY 908086 PAD CRP	1090808601	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
PENECALE WYO PAD CRP	22387	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
PETTY PAD CRP	20161D	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
PHILLIPS SUL PAD CRP	21949	Chesapeake	LIBERTY	981	West Bradford SS	Susquehanna	Pennsylvania
PIERSON PAD CRP	1077700067	Chesapeake	AUBURN	941	East Bradford SS	Bradford	Pennsylvania
PIERSON SUS PAD CRP	25737A	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
PIESZALA WYO PAD CRP	22316	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
PLYMOUTH BRA PAD CRP	20311	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
PMG GOD CRP	1277700049	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Receipt Point Name	Gatherer Meter ID#	Well Operator	System Name	Super-System Affiliation	Super-System Affiliation	County	State
POEPPERLING WYO PAD CRP	23521	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
POLOMSKI BRA 908048 PAD CRP	1190804801	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
POLOWY CRP	23483	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
POND FAMILY SUL PAD CRP	25919A	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
POPIVCHAK PLM PAD CRP	1177700770	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
PORTER WYO PAD CRP	23522	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
POTTER PAD CRP	1090769101	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
PRIMROSE BRA 908098 PAD CRP	1290809801	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
PRZBYSZEWSKI WPM CRP	1077700144	Chesapeake	ROME	941	East Bradford SS	Sullivan	Pennsylvania
QUAIL SUL PAD CRP	22954	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
R&N SUL PAD CRP	23544	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
RAIMO BRA PAD CRP	22440	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
RAIMO CRP	24928A	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
RAIN SUL PAD CRP	23403	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
RAINBOW BRA PAD CRP	23125	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
RAMBLINROSE PAD CRP	22507	Chesapeake	OVERFIELD	941	East Bradford SS	Bradford	Pennsylvania
READINGER PAD CRP	1077700486	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
REDBONE BRA PAD CRP	22670	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
REDMOND PLM PAD CRP	1177700713	Chesapeake	OVERFIELD	941	East Bradford SS	Sullivan	Pennsylvania
REIBSON UNIT CRP	23938	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
REILLY SUL PAD CRP	23234	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
REXFORD BRA PAD CRP	20352D	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
RGM BRA PAD CRP	22464	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
RICH PLM PAD CRP	1177700696	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
RICHARD SUS PAD CRP	22390	Chesapeake	AUBURN	941	East Bradford SS	Susquehanna	Pennsylvania
RIDENOUR SUL PAD CRP	23347	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
RISHER BRA PAD CRP	21555	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
RL BROWN BRA PAD CRP	26034A	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
ROBBINS PAD CRP	22049	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
ROBINSON BRA PAD CRP	20466D	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
ROCKS BRA PAD CRP	21099	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
ROEBER BRA 908062	1190806201	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
ROGER PAD CRP	1077700182	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
ROLAND BRA PAD CRP	22208	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
ROMISOUKAS PAD CRP	23763	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
RONMARY SUL PAD CRP	23374	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
ROSALIE WYO PAD CRP	22315	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
ROSE 908096 PAD CRP	1190809601	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
ROSIEMAR SUS PAD CRP	23772	Chesapeake	OVERFIELD	941	East Bradford SS	Susquehanna	Pennsylvania
ROSSI BRA PAD CRP	20828D	Chesapeake	LITCHFIELD	941	East Bradford SS	Bradford	Pennsylvania
ROUNDTOP SUL PAD CRP	21131	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
ROUNDWOOD WYO PAD CRP	24275	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
ROWE BRA PAD CRP	20694D	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
RUNABUCK CRP	23214	Chesapeake	LIBERTY	981	West Bradford SS	Susquehanna	Pennsylvania
RUTH WYO PAD CRP	24602	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
RYLEE SUS PAD CRP	20037	Chesapeake	AUBURN	941	East Bradford SS	Sullivan	Pennsylvania
SA WILSON UNIT CRP	24399	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SAMANTHA WYO PAD CRP	24538	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
SARAH PAD CRP	20791D	Chesapeake	SMITHFIELD	981	West Bradford SS	Sullivan	Pennsylvania
SAVAGE CHIEF CRP	23402	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SCHLAPFER BRA PAD CRP	22170	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SCHOONOVER BRA 907706 PAD CRP	1290804601	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
SCHOONOVER PAD	1290770601	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
SCRIVENER BRA PAD CRP	20392D	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Receipt Point Name	Gatherer Meter ID#	Well Operator	System Name	Super-System Affiliation	Super-System Affiliation	County	State
SECHRIST UNIT 1 CRP	22281	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SGL 289A 908171 PAD CRP	1190817101	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SGL 289B PLM PAD CRP	1177700801	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SGL 289C BRA PAD CRP	26438A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SGL 36 CHIEF BRA PAD CRP	25432A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SHAMROCK WYO PAD CRP	23383	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
SHARER PAD CRP	1090771001	Chesapeake	ROME	941	East Bradford SS	Sullivan	Pennsylvania
SHARPE WYO PAD CRP	23481	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
SHAW WYO PAD CRP	21968	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
SHEFFLER BRA PAD CRP	22180	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
SHINGLE RIDGE SUL PAD	26083A	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
SHIRLEY PAD CRP	1077700383	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
SHOEMAKER-SAXE SUL PAD	26193A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SHORES BRA PAD CRP	20936	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
SHUMHURST PAD CRP	25213A	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
SIDONIO PAD CRP	20083	Chesapeake	SMITHFIELD	981	West Bradford SS	Sullivan	Pennsylvania
SIGNORE UNIT 1 CRP	22046	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SIMPSON PAD CRP	1177700605	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SIVERS WPM PAD CRP	1177700136	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
SJW BRA PAD CRP	21597	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
SLATTERY SUL PAD CRP	23722	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania
SLUMBER VALLEY WYO PAD CRP	20689D	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
SMURKOSKI WYP PAD CRP	21496	Chesapeake	OVERFIELD	941	East Bradford SS	Wyoming	Pennsylvania
SOLOWIEJ BRA 907716 PAD CRP	1190771601	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
STAHL PRD CRP	25097A	Blackhill	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
STALFORD BRA 908111 PAD CRP	1190811101	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
STEMPEL PAD CRP	22050	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
STETHERS BRA PAD CRP	23033D	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
STEVENS BRA PAD 907718 PAD CRP	1290771801	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
STONE BRA PAD CRP	21952	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
STOORZA PLM PAD CRP	1077700598	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
STORMS PAD CRP	1077700183	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
STOUDT PAD CRP	20786D	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
STROM PAD CRP	64097501	Chesapeake	LIBERTY	981	West Bradford SS	Susquehanna	Pennsylvania
STROPE BRA 908168 PAD CRP	1290816801	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
STUBLE BRA PAD CRP	20729D	Chesapeake	LITCHFIELD	941	East Bradford SS	Bradford	Pennsylvania
SUSAN SUS PAD CRP	22506	Chesapeake	OVERFIELD	941	East Bradford SS	Sullivan	Pennsylvania
TA SUL PAD CRP	25025A	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
TAMA BRA PAD CRP	21667	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
TAYLOR BRA PAD CRP	20467	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
TEETR UNIT CRP	23438	Chesapeake	SMITHFIELD	981	West Bradford SS	Bradford	Pennsylvania
THALL BRA PAD CRP	20737D	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
THEM BRA 908097 PAD CRP	1290809701	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
TIFFANY WYO PAD CRP	21969	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
TINNA WYO PAD CRP	23747	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
TOWNER BRA PAD CRP	20317	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
TREAT BRA PAD CRP	20316	Chesapeake	ROME	941	East Bradford SS	Bradford	Pennsylvania
TROWBRIDGE WYO PAD CRP	25965A	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
TUFANO BRA PAD CRP	23393	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
TYLER SUS PAD CRP	21506	Chesapeake	OVERFIELD	941	East Bradford SS	Susquehanna	Pennsylvania
UPDIKE PAD CRP	1177700107	Chesapeake	LIBERTY	981	West Bradford SS	Wyoming	Pennsylvania
VANDEMARK WYO PAD CRP	21970	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
VANNOY PAD CRP	64090301	Chesapeake	LIBERTY	981	West Bradford SS	Bradford	Pennsylvania
VARGSON PAD CRP	64090401	Chesapeake	LIBERTY	981	West Bradford SS	Sullivan	Pennsylvania

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT F

RECEIPT POINTS (Cont.)

Exhibit F

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT G

DELIVERY POINTS

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit G
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT H

GAS MEASUREMENT STANDARDS

1.Gas Measurement Equipment and Installation Requirements. For billing and payment purposes, the Gas received and delivered hereunder shall be measured by metering facilities installed, operated and maintained by Gatherer or its designee, which are installed and operated as outlined herein (“Gas Measurement”). Gatherer shall furnish and install a suitable meter or primary metering device and other ancillary devices as needed, such as transmitters and electronic flow measurement equipment of standard make and design commonly acceptable in the industry. Except for domestic taps, each new meter installed shall be an orifice or ultrasonic meter, and shall utilize electronic flow measurement equipment (“EFM”), and be acceptable in the industry and each meter shall be fabricated, constructed, installed, and operated in accordance with the requirements of applicable industry provisions at a minimum, but not limited to the following standards:

1.1	Orifice Measurement – American Gas Association Report Number 3, dated 2000 or the most recent edition as soon as practicable (herein referred to as AGA 3).
1.2	Turbine Measurement – American Gas Association Report Number 7, dated 1996 or the most recent edition as soon as practicable (herein referred to as AGA 7).
1.3	Positive Measurement – American National Standards Institute B109.2 dated 2000 or the most recent edition as soon as practicable (herein referred to as ANSI B109.2).
1.4	Ultrasonic Measurement – American Gas Association Report Number 9, dated 2003 or the most recent edition as soon as practicable (herein referred to as AGA 9).

2.Gas Quantity Determination. Gas quantities shall be calculated by Gatherer using EFM for Gas that is designed, installed and operated as described in American Petroleum Institute Report Number 21, Part 1, Flow Measurement using Electronic Metering Systems, most recent edition (herein referred to as API 21.1). As new editions of API 21.1 are released, pre-existing EFM equipment shall be grandfathered unless updates and enhancements are mutually agreed to by the Parties. Any existing Circular Chart Recorders used as secondary measurement devices are grandfathered and industry best practices and standards for the integration and processing of volume, pressure and temperature shall apply.

All fundamental constants, observations, records, calculations, and procedures involved in the determination and/or verification of the quantity and other characteristics of Gas measured hereunder, shall be in accordance with the applicable provisions in as outlined in the “Gas Measurement and Installation Requirements” section in this document, or by any other method commonly used in the industry and mutually acceptable to the Parties. Factors required in the computations shall be determined in the following manner:

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit H
FOR NORTHERN PENNSYLVANIA	Page 1 of 6
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

2.1

Temperature. For the installation of all new meters installed during the term of this Agreement, the temperature of Gas flowing through each meter shall be measured using a continuous temperature recording system. In the event that a pre-existing meter was installed without a temperature recording device, Shipper may request and Gatherer will install at Shipper’s expense, equipment (a RTD, new meter tube, etc.) to achieve continuous temperature measurement. If a meter does not have a temperature recording device, Gatherer shall use an average temperature derived from similarly situated meter installations in the same geographic area.

2.2	Base Pressure. The base pressure that shall be used for all Gas Measurement hereunder shall be fourteen and seventy-three hundredths (14.73) Psia.

3.Atmospheric Pressure. The average absolute atmospheric shall be assumed to be the pressure value as reasonably determined for each meter location pursuant to generally accepted practices such as from published local data or by calculating from a local elevation. If the pressure transmitter being used is capable of measure actual atmospheric pressure, then actual atmospheric pressure may be used.

3.1

Water Vapor Correction. The volume and total energy content shall be adjusted by Gatherer if the water vapor of the Gas is determined or assumed to be greater than seven (7) pounds of water vapor per MMcf of Gas. This “As Delivered” total energy shall include corrections as outlined in GPA 2172-09 or latest edition (as soon as practicable) and will be considered saturated at flowing conditions of temperature and pressure.

3.2

New Measurement and Gas Quality Technologies. If at any time a new industry accepted method or technique is developed with respect to Gas Measurement or quality or the determination of the factors used in such Gas Measurement or quality, such new method or technique may, if mutually agreed by both Parties, be substituted.

4.Gas Quality Determination. Tests for oxygen, carbon dioxide, Sulphur, and hydrogen Sulphide content of the Gas delivered hereunder shall be made as often as deemed necessary by Gatherer, by means commonly used and accepted in the industry. Gas Analysis Samples shall be taken by Gatherer at the time of meter inspection and verification or at more frequent periods as agreed. These samples shall be used to determine the heating value and specific gravity to be used in computations in the measurement of Gas until the next regular test, or until changed by special test. For the purpose of determining initial heating value, all BTUs determined shall be based upon dry water vapor content at the same base pressure and base temperature conditions. No heating value will be credited for BTUs attributable to hydrogen sulphide or other non-hydrocarbon components. All heating values must be applied to the calculated volumes at the same base pressure. Any adjustments to MMBtu or quality based on water vapor condition shall be performed as outlined in the “Water Vapor Correction” section in the Standards for Gas Measurement Computations in this document. Unless otherwise supported by a representative extended Gas analysis, Gatherer shall assume that C6+ components from a Gas analysis sample

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit H
FOR NORTHERN PENNSYLVANIA	Page 2 of 6
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

are broken down as follows: 60% normal Hexane, 30% normal Heptane, and 10% normal Octane. Gatherer shall sample and determine the Gross Heating Value, relative density and compressibility by utilizing the latest edition of the following industry standards:

4.1	Gas Processors Association (GPA) 2166, Obtaining Natural Gas Samples for Analysis by Gas.
4.2	Gas Processors Association (GPA) 2261, Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography.
4.3	Gas Processors Association (GPA) 2145, Physical Constants for Paraffin Hydrocarbons and Other Components of Natural Gas.
4.4	Gas Processors Association (GPA) 2172, Calculation of Gross Heating Value, Relative Density, and Compressibility of Natural Gas Mixtures from Compositional Analysis.
4.5	American Gas Association Report Number 8 (AGA8), Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases.

Gatherer shall sample the flowing Gas stream utilizing one of the following methods:

4.6	On-line Chromatography – If this method is utilized, an industry accepted gas chromatograph with full audit and error logging must be used, and maintained and calibrated by qualified personnel.
4.7

Accumulated Sample (also known as Composite Sample) – If this method is utilized, the application of Gas quality in the volume calculation will be the time period mutually agreeable to both Parties and will be valid until the next sample is obtained.

4.8

Spot Sample – If this method is utilized, the application of Gas quality in the volume calculation will be the time period mutually agreeable to both Parties and will be valid until the next sample is obtained. Samples for the first month of flow (first flow sample) shall be applied from the date of first Gas flow until the next sample is obtained. Spot sampling shall be performed at a minimum of the same frequency of inspection and verification and the frequency shall be determined based upon the average daily flow rate at the Receipt Point as outlined in the “Meter Inspection and Verification” section of this document.

4.9

Upon mutual agreement of the Parties, other types of Btu per cubic foot measuring devices may be installed and operated and the Gross Heating Value will be computed in accordance with the manufacturer’s instructions for same and consistent with industry-accepted practices for transmission Btu per cubic foot measurement.

5.Meter Inspection and Verification. All meters will be inspected and verified for accuracy by Gatherer, ensuring that the meter inspection and verification frequency is in compliance with

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit H
FOR NORTHERN PENNSYLVANIA	Page 3 of 6
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

regulatory requirements and industry standards. All testing equipment shall be provided by Gatherer at Gatherer’s expense. Notification of scheduled inspections and verifications shall be made to all interested Parties and reasonable effort will be made to accommodate each Party’s schedule; however, inspection and verification will proceed at the scheduled time regardless of attendees. If either Party, at any time, desires a special test of any of the meters, the Party will promptly notify the other Party, and the Parties will then cooperate to secure a test and a joint observation of any adjustments, and the meter shall then be adjusted to accuracy. The costs of special tests shall be borne by the requesting Party unless the meter is found to be more than two percent (2%) in error, in which case Gatherer shall pay the costs. Gatherer shall give Shipper notice of the time of all regular tests of its meters and other tests, sufficiently in advance to allow Shipper to have its representative present. Gatherer reserves the right to increase the frequency of calibration from the frequencies stated in the table below if deemed necessary to correct excessive System losses. Frequency shall comply with any regulatory requirements but, at a minimum, shall be based on the following schedule, depending on the average daily flow of the meter:

YearlyLess than 500 Mcf per day

Semi-AnnualBetween 500 and 5,000 Mcf per day

QuarterlyBetween 5,000 and 20,000 Mcf per day

MonthlyGreater than 20,000 per day

6.Measurement Equipment Inaccuracy.

6.1

Errors Less Than to 2%. If, upon any test, the measurement equipment in the aggregate is found to be in error by less than two percent (2%), previous recordings of such equipment shall not be adjusted by the amount of the error, but such equipment shall be adjusted to a condition of accuracy.

6.2

Errors Greater Than or Equal to 2%. If, upon any test, the metering equipment in the aggregate is found to be inaccurate by two percent (2%) or greater, registration thereof of any payment based upon such registration shall be corrected to the date of such inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half of the time elapsed since the previous calibration, using the order of preference set forth in the section “Measurement Equipment Out of Service or Repair” in this document. Following any test, measurement equipment found inaccurate shall be adjusted to a condition of accuracy.

7.Measurement Equipment Out of Service or Repair. If the measurement equipment is found to be measuring inaccurately and the amount of Gas delivered cannot be ascertained or computed from the reading, then the Gas delivered shall be estimated and agreed upon by the Parties based on the best data available, using the first available of the following:

7.1	The registration of any check meter or meters if installed and accurately registering;

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit H
FOR NORTHERN PENNSYLVANIA	Page 4 of 6
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

7.2	The correction of the errors, if the percentage of error is ascertainable by meter calibration, test, or mathematical calculation;
7.3	The estimation based on comparison of the quantity of deliveries with deliveries during preceding periods under similar conditions when the meter was registering accurately.

8.Check Meters and Data Sharing. Shipper may, at its option and sole expense, install, maintain and operate check meters of a suitable type and other equipment to check Gatherer’s meters; provided, however, that such check meters and other equipment shall be installed by Shipper so as not to interfere with the operation of any of Gatherer’s facilities. Gatherer shall purchase dual pressure tap meter fittings for facilitation of Shipper installed piggyback check measurement. Shipper shall have limited access to Gatherer’s EFM equipment to read flowing variables, flow rates, accumulated volume and other generally accepted readings available for external EFM display. Shipper shall also have the right to access, for monitoring purposes, data at Gatherer’s Receipt Point meters by way of a mutually agreeable reporting system, so long as the same does not interfere with Gatherer’s System. Additionally, at Shipper’s request, so long as daily electronic data has not been provided as stated above, Gatherer will provide an electronic daily volume statement of all gross volumes and pressures by meter.

9.Witnessing and Inspection. Gatherer and Shipper shall have limited access to each other’s measuring equipment at all times during business hours, but the reading, calibrating and adjustment thereof shall be done only by the employees or agents of Gatherer and Shipper, respectively, as to meters or check meters so installed hereunder. Either Party shall have the right to be present at the time of any installing, reading, cleaning, changing, repairing, inspecting, calibrating or adjusting done in connection with equipment used in measuring Gas hereunder. The original records from such measuring equipment shall remain the property of their owner, but upon request, either Party may request copies of measurement related records and calculations.

10.Records. Electronic flow measurement (“EFM”) data, tests and inspection records pertaining to measurement hereunder shall be retained for a period of two (2) years (or longer to the extent required by law) for the mutual use of the Parties. Original meter fabrication and specification records shall be kept for the life of the meter.

11.Pulsation. Production equipment upstream of the Receipt Points shall be designed and operated in a manner that will not interfere with acceptable measurement standards. If such interference is detected, Gatherer shall notify Shipper and Shipper shall have sixty (60) Days to correct or cause to be corrected the problems causing measurement errors due to pulsation, vibration, or harmonic wave distortion caused by compressors, pumps, or other production equipment upstream of the Receipt Points. Either Party shall have the right to conduct pulsation or Square Root Error (SRE) test on orifice meters as they deem prudent, at the testing Party’s sole risk and expense. Inaccuracies greater than or equal to one half of one percent (0.5%) SRE at typical operating conditions that are found to be the result of pulsation, vibration, or harmonic wave distortion caused by compressors, pumps, or other production equipment upstream of the Receipt Points will be corrected.

ANCHOR SHIPPER GAS GATHERING AGREEMENT	Exhibit H
FOR NORTHERN PENNSYLVANIA	Page 5 of 6
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT I

GAS QUALITY SPECIFICATIONS

Receipt Point Specifications. All Gas tendered by Shipper for Gatherer at the Receipt Point(s) shall be merchantable, and unless expressly waived in writing by Gatherer, shall conform to all of the most stringent quality specifications of any downstream Transporter(s); however, in no event shall the quality be more stringent than the specifications set forth below unless otherwise required and permitted herein. At a base pressure of fourteen and seventy-three hundredths (14.73) psia and a base temperature of sixty degrees Fahrenheit (60° F), such Gas shall not contain more than:

1.Oxygen – not to exceed ten (10) parts per million (PPM) of uncombined oxygen, and Shipper shall make reasonable efforts to maintain the Gas free from oxygen;

2.Hydrogen Sulphide – not to exceed 4 PPM or ¼ grain per hundred cubic feet;

3.Total Sulphur – not to exceed five (5) grains per one hundred (100) cubic feet (not inclusive of sulphur caused by odorization equipment);

4.Mercaptans – shall not contain mercaptans in excess of five parts per million (5 ppm) by volume;

5.Carbon Dioxide – not to exceed two percent (2%) by volume;

6.Liquids – the Gas shall be free of water, liquid hydrocarbons, and other objectionable liquids at the temperature and pressure at which the Gas is received;

7.Dust, Gums and Solid Matter – be commercially free of dirt, dust, iron particles, gums, gum forming constituents, and other media or solid matter which may be injurious to pipelines, meters or other facilities, or which may interfere with the processing, transmission or commercial utilization of said Gas;

8.Temperature – have a temperature of not less than forty degrees Fahrenheit (40° F) and not more than one hundred twenty degrees Fahrenheit (120° F);

9.Nitrogen – not to exceed two percent (2%) by volume;

10.Total Inerts – Not to exceed four percent (4%) by volume of total non-hydrocarbon gases;

11.Gross Heating Value – contain a Gross Heating Value of at least nine hundred fifty (950) Btu per cubic foot; and

12.Hazardous Waste – not contain hazardous waste as defined in the Resources Conservation and Recovery Act of 1976, 42 USC § 690.1, et seq.

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit I
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT J

SYSTEM HORSEPOWER

Facility Name	System	Total Number of Units	Horsepower/Unit	Total Horsepower per Facility
Auburn	Auburn	3	3,550	10,650
Stonehouse	Auburn	1	1,340	1,340
Stagecoach	Rome	5	3,550	17,750
RSH Recips	Overfield	5	1,875	9,375
RSH Turbine	Overfield	1	15,900	15,900
Liberty	Liberty	5	3,500	17,500
Liberty #8	Liberty	1	4,000	4,000
Cherry	Liberty	5	3,550	17,750
Wilmot	Liberty	6	1,775	10,650
Wilmot	Liberty	4	1,875	7,500
Granville	Liberty	10	1,775	17,750
Red Fox	Liberty	3	1,875	5,625

			TOTAL	135,790

			System	Total Horsepower
			Auburn	11,990
			Rome	17,750
			Overfield	25,275
			Liberty	80,775

			TOTAL	135,790

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit J
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER

EXHIBIT K

NOTICE ADDRESSES

To Gatherer:	Appalachia Midstream Services, L.L.C. Park Place Corporate Center 2 2000 Commerce Dr. Pittsburgh, PA 15275 Attn: Commercial Manager Clint.Hummel@Williams.com

With a copy to:	Appalachia Midstream Services, L.L.C. Park Place Corporate Center 2 2000 Commerce Dr. Pittsburgh, PA 15275 Attn: Contract Administration CommercialContracts@Williams.com

To Shipper:	Epsilon Energy USA, Inc. 500 Dallas St., Suite 1250 Houston, TX 77002 Attn: Andrew Williamson, CFO Email: Andrew.Williamson@Epsilonenergyltd.com

ANCHOR SHIPPER GAS GATHERING AGREEMENT
FOR NORTHERN PENNSYLVANIA	Exhibit K
AMS AS GATHERER
EPSILON ENERGY USA, INC. AS SHIPPER